Exhibit 10.9

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXECUTION COPY

LICENSE AND COLLABORATION AGREEMENT

BY AND BETWEEN

GLOBEIMMUNE, INC.

AND

GILEAD SCIENCES, INC.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

-i-

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

(continued)

-ii-

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Table of Contents

(continued)

EXHIBITS

Exhibit A – GlobeImmune Licensed Patent(s)

Exhibit A.1 – [*]

Exhibit B – Platform Patents

Exhibit C – Collaboration Development Plan

Exhibit D – Terms of Supply Agreement

Exhibit E – GlobeImmune Development Budget

Exhibit F – Press Release

Schedule A –Third Party Agreement(s)

Schedule A-1 – Approved Subcontractors

Schedule B – Third Party License Agreement(s)

Schedule C – Schedule of Exceptions

-iii-

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

LICENSE AND COLLABORATION AGREEMENT

THIS LICENSE AND COLLABORATION AGREEMENT (together with any exhibits attached hereto, this “Agreement”) is made and entered into as of October 24, 2011 (the “Effective Date”), by and between GlobeImmune, Inc., a Delaware corporation located at 1450 Infinite Drive, Louisville, Colorado 80027, United States of America (“GlobeImmune”), and Gilead Sciences, Inc., a Delaware corporation located at 333 Lakeside Drive, Foster City, California 94404, United States of America (“Gilead”). GlobeImmune and Gilead are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, GlobeImmune has expertise in drug discovery, development, and manufacturing of yeast-based immunotherapeutics known as Tarmogen® products;

WHEREAS, Gilead has expertise in research, development, and commercialization of pharmaceutical products;

WHEREAS, GlobeImmune has rights under certain patent rights and know-how rights relating to Tarmogens for the prevention and/or treatment of hepatitis B virus infection and its sequelae;

WHEREAS, Gilead desires to obtain, and GlobeImmune is willing to grant to Gilead, an exclusive license to exclusively develop and commercialize certain Tarmogen immunotherapeutics directed against hepatitis B virus in the Field in the Territory, as set forth in this Agreement; and

WHEREAS, GlobeImmune and Gilead desire to establish a collaboration for the development of such Tarmogen immunotherapeutics in accordance with the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants and conditions contained in this Agreement, the Parties agree as follows:

AGREEMENT

1. DEFINITIONS. The terms in this Agreement with initial letters capitalized, whether used in the singular or the plural, shall have the meaning set forth below or, if not listed below, the meaning designated in places throughout this Agreement.

1.1 “Affiliate” of a Party means any Person that directly or indirectly is controlled by, controls or is under common control with a Party to this Agreement. For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to a Person means (a) in the case of a corporate entity, direct or indirect ownership of voting securities entitled to cast more than fifty percent (50%) of the votes in the election of directors, (b) in the case of a non- corporate entity,

1.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

direct or indirect ownership of more than fifty percent (50%) of the equity interests with the power to direct the management and policies of such entity, or (c) any other arrangement whereby a Person controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity; provided that, if local Laws restrict foreign ownership, control shall be established by direct or indirect ownership of the maximum ownership percentage that may, under such local Laws, be owned by foreign interests.

1.2 “BLA” means a Biologics License Application, or similar application that is submitted to the FDA, or a foreign equivalent of the FDA, for marketing approval of a Licensed Product in a country (or region).

1.3 “Business Day” means a day other than Saturday, Sunday or any day on which commercial banks located in New York, New York or San Francisco, California are authorized or obligated by Laws to close.

1.4 “Calendar Quarter” means the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31; provided, however, that (a) the first Calendar Quarter of any particular period shall extend from the commencement of such period to the end of the first complete Calendar Quarter thereafter and (b) the last Calendar Quarter shall end upon the expiration or termination of this Agreement.

1.5 “Calendar Year” means (a) for the first Calendar Year of the Term, the period beginning on the Effective Date and ending on December 31, 2011, (b) for each Calendar Year of the Term thereafter, each successive period beginning on January 1 and ending twelve (12) consecutive calendar months later on December 31, and (c) for the last Calendar Year of the Term, the period beginning on January 1 of the Calendar Year in which this Agreement expires or terminates and ending on the effective date of expiration or termination of this Agreement.

1.6 [*]

1.7 [*]

1.8 [*]

1.9 [*]

1.10 “Change of Control” means, with respect to GlobeImmune, [*]

1.11 “Clinical Trials” means any clinical trial of a Licensed Vaccine or Licensed Product, including, without limitation, the GlobeImmune Clinical Trial and the Gilead Phase 1b/2a Trial.

1.12 “Collaboration” means the research and Development activities of the Parties during the Research Term as set forth in the Collaboration Development Plan, any activities of GlobeImmune pursuant to Section 4.4, and the Manufacturing Activities.

2.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.13 “Collaboration Antigens” means any antigen encoded by hepatitis B virus, including any such antigen selected by the JRC for inclusion in a Tarmogen to be Developed under the Agreement, and any modified versions or derivatives thereof.

1.14 “Collaboration Development Plan” has the meaning set forth in Section 4.1.1.

1.15 “Combination Product” means any product sold in a particular country that contains a Licensed Vaccine in combination with one (1) or more other therapeutically active ingredients or drug delivery technology, devices, equipment or other components (whether combined in a single formulation or package), as applicable, or formulated or packaged separately but sold together for a single price.

1.16 “Commencement” or “Commence” means, when used with respect to any Clinical Trial, the date on which the first subject enrolled in such Clinical Trial is dosed.

1.17 “Commercialization” or “Commercialize” means activities directed to marketing, promoting, distributing, importing, exporting, using, offering for sale, or selling a Licensed Product, and carrying out Phase 4 Trials commenced after First Commercial Sale of a Licensed Product anywhere in the Territory. For clarity, “Commercialization” s hall not include any Manufacturing Activities.

1.18 “Commercialization Plan” has the meaning set forth in Section 4.2.5.

1.19 “Commercially Reasonable Efforts” means [*].

1.20 “Confidential Information” means all trade secrets, processes, formulae, Know-How, improvements, inventions, chemical or biological materials, chemical structures, techniques, marketing plans, strategies, customer lists, or other information that has been created, discovered, or developed by a Party, or has otherwise become known to a Party, or to which rights have been assigned to a Party, as well as any other information and materials that are deemed confidential or proprietary to or by a Party (including all information and materials of a Party’s customers and any other Third Party and their consultants), in each case that are disclosed by such Party to the other Party, regardless of whether any of the foregoing are marked “confidential” or “proprietary” or communicated to the other by the disclosing Party in oral, written, graphic, or electronic form.

1.21 “Controlled” or “Controls” means, when used in reference to an item or intellectual property rights, the legal authority or right of a Party (or any of its Affiliates) (whether by ownership or by license, other than pursuant to this Agreement) to grant the right to use such item or a license or sublicense of such intellectual property rights to the other Party, or to otherwise disclose proprietary or trade secret information to such other Party, without, in the case of such rights that are licensed from a Third Party, breaching the terms of any agreement with a Third Party, or misappropriating the proprietary or trade secret information or other Know-How of a Third Party.

1.22 [*].

3.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.23 “Data” means all data, results and information that may support the Development, manufacture or Commercialization of the Licensed Vaccines and/or Licensed Products, including, without limitation, all data, results and information relating to the pharmacology, biology, chemistry, biochemistry, toxicology, stability, quality control or efficacy of the Licensed Vaccines, and any other data, results or information generated during the course of pre-clinical studies of the Licensed Vaccines or the Clinical Trials.

1.24 “Development” means (a) product or assay research, design, engineering, optimization, evaluation and validation, (b) pre-clinical drug development activities, (c) Clinical Trial activities and/or (d) submission of information generated from such activities to a Regulatory Authority, including toxicology, pharmacology, pharmacodynamics and other research and discovery and pre-clinical efforts, test method development and stability testing, manufacturing process development, formulation development, delivery system development, quality assurance and quality control development, statistical analysis, Clinical Trials (including pre- and post-Regulatory Approval studies) and activities relating to obtaining Regulatory Approval, but excluding Commercialization activities. When used as a verb, “Develop” means to engage in Development.

1.25 “Dollar” or “$” means the lawful currency of the United States.

1.26 “EMA” means the European Medicines Agency, or any successor agency thereto.

1.27 “European Market” means Germany, France, Italy, Spain and the United Kingdom.

1.28 “FDA” means the U.S. Food and Drug Administration, or any successor agency thereto.

1.29 “Field” means [*]; provided, however, that “Field” shall include [*].

1.30 “First Commercial Sale” means the first transfer of a Licensed Product by Gilead, any Affiliate, or Sublicensee to the first Third Party (other than a Sublicensee) in any country in the Territory, in exchange for cash or some equivalent to which value can be assigned for the purpose of determining Net Sales, after Regulatory Approval of such Licensed Product has been granted, or such marketing and sale is otherwise permitted, by the Regulatory Authority of such country, excluding registration samples, compassionate use, and use in Clinical Trials.

1.31 “GAAP” means generally accepted accounting principles in the United States, consistently applied; provided that, to the extent that a Party adopts International Financial Reporting Standards (IFRS), then “GAAP” means International Financial Reporting Standards (IFRS), consistently applied.

1.32 “Generic Version” means, with respect to a Licensed Product, a product (including a “biogeneric,” “follow-on biologic,” “follow-on biological product,” “follow-on protein product,” “similar biological medicinal product,” or “biosimilar product”) that (a) (i) is “similar” or “interchangeable,” with respect to such Licensed Product as evaluated by the FDA, (ii) outside the United States, is determined by the applicable Regulatory Authorities to be

4.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“similar,” “comparable,” “interchangeable,” “bioequivalent,” or “biosimilar” to such Licensed Product, or (iii) [*], and (b) is not an Authorized Generic Version of such Licensed Product; where “Authorized Generic Version” means any pharmaceutical product that (i) is sold under the BLA filed by Gilead, an Affiliate of Gilead or Sublicensee for such Licensed Product, (ii) is sold under a different Trademark than such Licensed Product, and (iii) has a National Drug Code (“NDC”) number that differs from the NDC number for such Licensed Product (other than on a temporary basis as may be necessary to launch such Licensed Product in the applicable market).

1.33 “Gilead Development Plan” has the meaning set forth in Section 4.2.1.

1.34 “Gilead Phase 1b/2a Trial” means the Phase 1b/2a Trial conducted by Gilead, as set forth in the Gilead Development Plan.

1.35 “Gilead Term” means the period of time commencing upon completion of the Research Term and ending upon the expiration or termination of the Term.

1.36 “GlobeImmune Clinical Trial” means the Phase 1a Clinical Trial conducted by GlobeImmune, as set forth in the Collaboration Development Plan.

1.37 “GlobeImmune Development Budget” has the meaning set forth in Section 5.2.

1.38 “GlobeImmune Licensed Know-How” means all Know-How Controlled by GlobeImmune as of the Effective Date and during the Term that is that is necessary or reasonably useful for the Development, Commercialization, or manufacture of a Licensed Vaccine or a Licensed Product. Notwithstanding anything to the contrary, “GlobeImmune Licensed Know-How” excludes any Know-How claimed in any GlobeImmune Licensed Patent that has published or issued.

1.39 “GlobeImmune Licensed Patent(s)” means all Patents in the Territory Controlled by GlobeImmune as of the Effective Date as set forth on Exhibit A and any other Patents Controlled by GlobeImmune during the Term that (a) describe, claim, or cover a Licensed Vaccine or a Licensed Product, or (b) are necessary or reasonably useful for the Development, Commercialization, or manufacture of a Licensed Vaccine or Licensed Product. GlobeImmune Licensed Patents include GlobeImmune’s interest in Joint Patents to the extent such Patent meets the criteria set forth in (a) or (b) above. Notwithstanding the foregoing, the GlobeImmune Licensed Patents shall not include the Patents of case [*]. If Gilead desires to include such Patents in the GlobeImmune Licensed Patents, Gilead shall so notify GlobeImmune in writing and this Agreement shall be amended to include such Patents in the GlobeImmune Licensed Patents at no additional cost or expense to Gilead.

1.40 “GlobeImmune Platform Technology” means GlobeImmune’s proprietary methods and processes for selecting, engineering, modifying, manufacturing, testing and using Tarmogens.

1.41 “Good Clinical Practices” or “GCP” means Good Clinical Practices established through FDA guidances (including ICH E6) and, outside the United States, GCP shall be based on ICH E6.

5.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.42 “Good Laboratory Practices” or “GLP” means In the United States, Good Laboratory Practices are established through FDA regulations (including 21 C.F.R. Part58), FDA guidances, FDA current review and inspection standards and current industry standards.

1.43 “Good Manufacturing Practices” or “GMP” means current Good Manufacturing Practices for the manufacture of pharmaceutical products as are required by applicable Regulatory Authorities or applicable Law. In the United States, GMP shall be as defined under the rules and regulations of the FDA, as the same may be amended from time to time.

1.44 “IND” means any Investigational New Drug application, filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the United States (such as a CTA in the European Union).

1.45 “Infringement Action” has the meaning set forth in Section 7.3.1.

1.46 “Joint Invention” has the meaning set forth in Section 7.1.1.

1.47 “Joint Patent(s)” has the meaning set forth in Section 7.1.1.

1.48 “Joint Research and Development Committee” or “JRC” has the meaning set forth in Section 3.1.1.

1.49 “Know-How” means technical information and know-how, including inventions, discoveries, trade secrets, specifications, instructions, processes, formulae, materials (including antigens and the like), methods, protocols, expertise and other information and technology applicable to formulations, compositions or products or to their manufacture, development, registration, use or marketing or to methods of assaying or testing them or processes for their manufacture, formulations containing them or compositions incorporating or comprising them, and including all biological, chemical, pharmacological, biochemical, toxicological, pharmaceutical, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formula, and expertise, and including the Data.

1.50 “Laws” means all applicable laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, government or Regulatory Authority, domestic or foreign, in the Territory.

1.51 “Licensed Intellectual Property” means the GlobeImmune Licensed Patents and the GlobeImmune Licensed Know-How.

1.52 “Licensed Product” means any product in final form that contains a Licensed Vaccine as a therapeutically or prophylactically active ingredient.

6.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.53 “Licensed Vaccine” means any vaccine Developed by or on behalf of the Parties (or any of their Affiliates or Sublicensees) during the Term using GlobeImmune Platform Technology to express one or more Collaboration Antigens.

1.54 “Manufacturing Activities” means those activities associated with the production, manufacture or processing of Licensed Vaccines and/or Licensed Products, and the filling, finishing, packaging, labeling, shipping and storage of such Licensed Products, including without limitation quality assurance and quality control, that are performed by GlobeImmune, its Affiliates or contractors under this Agreement, the Supply Agreement or any quality agreement relating to the manufacture or supply of Licensed Vaccines and/or Licensed Products.

1.55 “Major Market” means any of [*].

1.56 “Net Sales” means [*] calculated in accordance with GAAP [*]:

(a) [*];

(b) [*];

(c) [*];

(d) [*];

(e) [*];

(f) [*]; and

(g) [*].

Any and all [*] shall be calculated in accordance with GAAP. [*].

[*]

[*]

1.57 “Patents” means (a) patents and patent applications anywhere in the world, (b) all divisionals, continuations, continuations in-part thereof or any other patent application claiming priority, or entitled to claim priority, directly or indirectly to (i) any such patents or patent applications or (ii) any patent or patent application from which such patents or patent applications claim, or is entitled to claim, direct or indirect priority, and (c) all patents issuing on any of the foregoing anywhere in the world, together with all registrations, reissues, re-examinations, patents of addition, renewals, supplemental protection certificates, or extensions of any of the foregoing anywhere in the world.

1.58 “Person” means any individual, firm, corporation, partnership, limited liability company, trust, business trust, joint venture, governmental authority, association, or other entity.

7.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.59 “Phase 1a Trial” means a human clinical trial conducted on a limited number of healthy study subjects for the primary purpose of gaining evidence of the safety and tolerability of, and information regarding potential pharmacological activity for, any product, as described in 21 C.F.R. § 312.21(a) (including any such clinical study in any country other than the United States).

1.60 “Phase 1b/2a Trial” means a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purposes of gaining evidence of the safety and tolerability of, and potential pharmacological activity for, any product, as described in 21 C.F.R. § 312.21(a) (including any such clinical study in any country other than the United States), as further described in 21 C.F.R. §312.21(b) (including any such clinical study in any country other than the United States).

1.61 “Phase 2b Trial” means a human clinical trial conducted on study subjects with the disease or condition being studied for the principal purposes of achieving a preliminary determination of efficacy or appropriate dosage ranges of any product, as described in 21 C.F.R. § 312.21(b) (including any such clinical study in any country other than the United States).

1.62 “Phase 3 Trial” means a pivotal clinical trial in humans performed to gain evidence with statistical significance of the efficacy of a product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for the filing for approval of a BLA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. § 312.21(c) or the corresponding regulation in countries other than the United States.

1.63 “Phase 4 Trial” means (a) any clinical trial in humans conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval and (b) any clinical trial in humans conducted after the first Regulatory Approval in the same disease state for which the compound or product received Regulatory Approval in the Territory.

1.64 “Platform Claims” means [*]

1.65 “Platform Patents” means [*] The Platform Patents as of the Effective Date are set forth on Exhibit B, which shall be amended from time to time in accordance with Section 7.2.7.

1.66 “Prosecution” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, and oppositions) and maintenance of Patents. When used as a verb, “Prosecute” means to engage in Prosecution.

1.67 “Regulatory Approvals” means, with respect to any Licensed Vaccine or Licensed Product in any country, all approvals from any Regulatory Authority (including, without limitation, the approval by the applicable Regulatory Authority with respect to the price at which the Licensed Product can be sold and reimbursed) necessary or reasonably useful for the commercial manufacture, marketing, distribution and sale of the Licensed Product or any product containing a Licensed Vaccine in such country in accordance with Laws .

8.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.68 “Regulatory Authority” means any national or supranational governmental authority, including the FDA, EMA, or Koseisho (i.e., the Japanese Ministry of Health and Welfare), or any successor agency thereto, that has responsibility in countries in the Territory over the Development, manufacturing and/or Commercialization of a Licensed Vaccine or a Licensed Product, as applicable.

1.69 “Regulatory Exclusivity” means, with respect to any Licensed Product, any period of regulatory data protection or market exclusivity or similar regulatory protection afforded by the Regulatory Authorities in a country, including any such periods under national implementations of Article 10.1(a)(iii) of Directive 2001/EC/83, and all international equivalents.

1.70 “Regulatory Filings” means any and all regulatory applications, filings, approvals and associated correspondence required to Develop, manufacture, and/or Commercialize Licensed Products in each country or jurisdiction in the Territory.

1.71 “Research Term” means [*].

1.72 “Royalty Term” means, on a Licensed Product-by-Licensed Product and a country-by-country basis, the period commencing on [*] and ending on [*].

1.73 “Sole Invention” has the meaning set forth in Section 7.1.1.

1.74 “Sublicense” means the written agreement pursuant to which a Third Party becomes a Sublicensee.

1.75 “Sublicensee” means any Third Party granted a sublicense by Gilead or its Affiliates of any of the rights licensed to Gilead by GlobeImmune under Section 2.3. For avoidance of doubt, a “Sublicensee” shall include (a) a Third Party to whom Gilead has granted the right to promote or distribute a Licensed Product if such Third Party is principally responsible for marketing and promotion of such Licensed Product within a particular country or territory and/or (b) a Third Party who is party to a further sublicense as set forth in Section 2.3; provided, however, that the term “Sublicensee” does not include wholesale distributors or any other Third Party who purchases a Licensed Product, where such Third Party does not have a sublicense to Develop or manufacture Licensed Product except for a limited sublicense to the extent required to enable such Third Party (i) to perform final packaging for such Licensed Product for local distribution, (ii) to conduct a confirmatory Clinical Trial to support a Regulatory Filing in such Third Party’s territory or (iii) to prepare and make the Regulatory Filing for a Licensed Product in the Field in such Third Party’s territory.

1.76 “Supply Agreement” has the meaning set forth in Section 4.4.

1.77 “Tarmogen” means GlobeImmune’s proprietary recombinant yeast - based immunotherapeutic products known as “Tarmogen®” products.

1.78 “Tarmogen Trademark” means GlobeImmune’s registered trademark TARMOGEN

9.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

1.79 “Technology Transfer Plan” has the meaning set forth in Section 4.1.5.

1.80 “Term” has the meaning set forth in Section 10.1.

1.81 “Terminated Product” means the Licensed Vaccines and/or Licensed Products for which GlobeImmune obtains the exclusive right to conduct Development and Commercialization under this Agreement in the event this Agreement is terminated by Gilead pursuant to Section 10.3, or by GlobeImmune pursuant to Section 10.2.1, 10.4 or 10.5.

1.82 “Territory” means any and all countries in the world.

1.83 “Third Party” means any Person other than Gilead, GlobeImmune and their respective Affiliates.

1.84 “Third Party Royalty Payment” has the meaning set forth in Section 5.4.3(c).

1.85 “Third Party Tarmogen-Related IP” has the meaning set forth in Section 5.4.3(b).

1.86 “Trademark” means any word, name, symbol, color, designation, or device or any combination thereof, whether registered or unregistered, including any trademark, trade dress, service mark, service name, brand mark, trade name, brand name, logo, or business symbol.

1.87 “United States” or “U.S.” means the United States of America and all its territories and possessions.

1.88 “Valid Claim” means a claim within an issued United States patent or United States patent application or any foreign counterpart of any of the foregoing that has not expired, lapsed, or been cancelled or abandoned, and that has not been dedicated to the public, disclaimed, or held unenforceable, invalid, or been cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal has been or can be taken, including through opposition, re-examination, reissue or disclaimer; [*]

2. LICENSES; TECHNOLOGY TRANSFER; EXCLUSIVITY

2.1 License to Gilead.

2.1.1 Licensed Intellectual Property. Subject to the terms and conditions of this Agreement, GlobeImmune hereby grants to Gilead and its Affiliates the exclusive (even as to GlobeImmune and its Affiliates), worldwide, nontransferable (except as provided in Section 12.4) right and license, with the right to grant sublicenses solely in accordance with Section 2.3, under the Licensed Intellectual Property, to use, have used, sell, have sold, offer to sell, import, have imported, make and have made, and otherwise research, Develop, Commercialize or manufacture any Licensed Vaccine and/or Licensed Product, during the Term, in the Territory in the Field; provided, however, that, subject to the terms and conditions of this Agreement, GlobeImmune retains the right to (i) to Develop the Licensed Vaccines solely in accordance with the Collaboration Development Plan and (ii) make and have made Licensed Vaccines and Licensed Products solely to perform its obligations hereunder.

10.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.1.2 Trademarks for Licensed Products. To the extent that GlobeImmune owns any Trademark(s) that pertain specifically to a Licensed Vaccine or Licensed Product, subject to the terms and conditions of this Agreement, GlobeImmune hereby grants to Gilead and its Affiliates an exclusive right and license, with the right to grant sublicenses solely in accordance with Section 2.3, to Trademark(s) Controlled by GlobeImmune solely for use with respect to such Licensed Vaccine or Licensed Product, as the case may be. In addition, GlobeImmune hereby grants to Gilead and its Affiliates, a non-exclusive right and license, with the right to grant sublicenses solely in accordance with Section 2.3 to the Tarmogen Trademark, solely for use with respect to a Licensed Vaccine or Licensed Product, as the case may be. All representations of GlobeImmune Trademarks that Gilead or its Affiliates or Sublicensees intends to use, if not previously approved by GlobeImmune, will first be submitted to GlobeImmune for approval, such approval not to be unreasonably withheld. GlobeImmune will have ten (10) Business Days to review the representation of the GlobeImmune Trademarks. If GlobeImmune does not provide written notice of its approval or disapproval (together with its reasons for such disapproval) within such ten (10) Business Day period, GlobeImmune will be deemed to have approved such representation. The foregoing license also includes the right and license to use GlobeImmune’s name and logo as permitted under Section 2.4.

2.2 License to GlobeImmune. Subject to the terms and conditions of this Agreement, Gilead hereby grants to GlobeImmune and its Affiliates a non-exclusive, nontransferable (except as provided in Section 12.4), royalty-free right and license, with the right to grant sublicenses solely in accordance with Section 2.3, under Patents and Know-How Controlled by Gilead that are necessary or reasonably useful for GlobeImmune to perform its obligations under the Collaboration Development Plan and solely for the purpose of performing such obligations.

2.2.1 Subject to the terms and conditions of this Agreement, Gilead hereby grants to GlobeImmune and its Affiliates a non-exclusive, royalty-bearing, worldwide, perpetual, nontransferable (except as provided in Section 12.4), right and license, with the right to grant sublicenses (through multiple tiers), under Patents and Know-How covering any and all Gilead Sole Inventions to the extent any such inventions are an improvement to GlobeImmune’s Tarmogen technology, to make, have made, use, sell, have sold and import Tarmogens (other than Licensed Vaccines and Licensed Products) in [*]. For clarity, any such license does not and shall not include any Patents or Know-How covering Gilead’s product, Tenofovir. As consideration for the license rights granted to GlobeImmune under this Section 2.2.2, GlobeImmune will pay Gilead royalties on terms to be negotiated in good faith between the Parties.

2.3 Sublicenses. Gilead and its Affiliates shall have the right to grant sublicenses under the rights licensed to Gilead and its Affiliates under Section 2.1 solely in accordance with this Section 2.3, as follows:

2.3.1 such Sublicense shall refer to this Agreement and shall be subordinate to and consistent with the terms and conditions of this Agreement, and shall not limit the ability of Gilead (individually or through the activities of its Affiliates and Sublicensees) to fully perform all of its material obligations under this Agreement or GlobeImmune’s rights under this Agreement;

11.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.3.2 in such Sublicense, the Sublicensee shall agree to be subject to, and bound by, the terms and conditions of the [*] to the extent required under the terms of the [*] and then only to the same extent as Gilead has agreed in Section 2.5;

2.3.3 Gilead shall remain responsible for the performance of this Agreement and the performance of its Sublicensees hereunder, including the payment of all payments due, and making reports and keeping books and records, and shall cause such Sublicensee to enable Gilead to comply with the terms and conditions of this Agreement;

2.3.4 except as otherwise provided in the Sublicense, if this Agreement terminates for any reason, any Sublicensee shall, from the effective date of such termination, automatically become a direct licensee of GlobeImmune with respect to the rights licensed to Gilead hereunder and sublicensed to the Sublicensee by Gilead; provided, however, that such Sublicensee is not in material breach of its Sublicense and continues to perform thereunder; and

2.3.5 such Sublicensees shall have the right to grant further Sublicenses of same or lesser scope as its sublicense from Gilead and its Affiliates under the grants contained in Section 2.1 (the other party to such further sublicense also being a “Sublicensee”); provided, however, that such further sublicenses shall be in accordance with and subject to all of the terms and conditions of this Section 2.3 and Section 2.5 (i.e., such initial Sublicensee shall be subject to this Section 2.3 in the same manner and to the same extent as Gilead).

2.4 Use of Names; Logo. To the extent permitted or required under Laws, Gilead may include on the packaging and labeling for Licensed Products GlobeImmune names and logos. Except as set forth in Section 2.1.2, no right or license, express or implied, is granted to Gilead to use any Trademark owned or otherwise Controlled by GlobeImmune or any of its Affiliates. Gilead, at its sole cost and expense, shall be responsible for (i) the selection of all Trademarks which it employs in connection with its activities conducted pursuant to this Agreement, and (ii) the registration and maintenance of all such Trademarks (other than any Trademark owned or otherwise Controlled by GlobeImmune or any of its Affiliates, which Trademarks shall be registered and maintained by GlobeImmune).

2.5 No Implied Licenses; Reservation of Rights; Other Licenses.

2.5.1 No Implied Licenses; Retained Rights. No license or other right is or shall be created or granted hereunder by implication, estoppel, or otherwise. All licenses and rights are or shall be granted only as expressly provided in this Agreement. All rights not expressly granted by a Party under this Agreement are reserved by such Party and may be used by such Party for any purpose.

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2.5.2 Reservation of Rights. This Agreement is expressly subject to the following reservation of rights:

(a) This Agreement is subject to the reservation on behalf of the U.S. government under [*] to the extent applicable to the GlobeImmune Licensed Patents sublicensed to Gilead by GlobeImmune under [*].

(b) This Agreement is subject to all of the terms and conditions of Title 35 of the United States Code Sections 200 through 204, as required under [*]. Gilead agrees to comply with such terms and conditions to the extent such terms and conditions are applicable to the GlobeImmune Licensed Patents sublicensed to Gilead by GlobeImmune under the [*], including complying with the applicable terms and conditions regarding the engagement of U.S. manufacturers (unless an appropriate waiver is obtained from the United States Government). Upon reasonable request by either Party, the other Party shall use Commercially Reasonable Efforts in requesting and obtaining any waiver with respect to any requirements of 35 U.S.C. § 204 applicable to the GlobeImmune Licensed Patents that is necessary, and in securing the support of the relevant licensor of the GlobeImmune Licensed Patents for such request.

(c) This Agreement is subject to the reservation by [*], of limited, non-exclusive rights to use the Licensed Intellectual Property licensed to GlobeImmune thereunder for academic and research purposes.

2.5.3 Other Licenses.

(a) [*]:

(i) [*];

(ii) [*];

(iii) [*]; and

(iv) [*].

(b) [*].

(i) GlobeImmune acknowledges that it is responsible for the fulfillment of its obligations under [*] and agrees to fulfill the same, including any provisions necessary to maintain in full force and effect any rights sublicensed to Gilead and its Affiliates hereunder and the exclusive nature of such rights, subject to Gilead’s compliance with its obligations hereunder. In the event of any conflict between the terms of this Agreement and [*], the Parties will discuss in good faith how to address the conflict; provided, however, that if the Parties are unable to agree on how to address the conflict, the terms of [*] shall govern with respect to GlobeImmune’s rights under [*] that are sublicensed to Gilead and its Affiliates.

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(ii) Gilead acknowledges and agrees that it shall be bound by the following provisions of [*], as a sublicensee of the rights licensed to GlobeImmune thereunder and only to the extent applicable to the rights sublicensed to Gilead hereunder: [*]. Furthermore, Gilead acknowledges that GlobeImmune is required to share certain reports and copies of Sublicenses provided by Gilead to GlobeImmune hereunder with its licensor under [*], and Gilead consents to the sharing of such reports and such copies of Sublicenses solely to the extent required under [*] pursuant to Section 8.3(c) hereunder.

(c) Survival of Gilead’s Rights. GlobeImmune and Gilead acknowledge that, in the event of termination of [*], the rights under [*] that are sublicensed to Gilead and its Affiliates pursuant to this Agreement shall, pursuant to [*], at the discretion of Gilead, either be terminated or be converted to a license agreement directly between the licensor thereunder and Gilead and its Affiliates.

2.6 Exclusivity. During the Term, except in connection with GlobeImmune’s performance under this Agreement, neither GlobeImmune or any of its Affiliates, directly or indirectly with or through a Third Party, shall engage in research, discovery, optimization, development, manufacture or commercialization of any compound or product [*]. Failure to comply with the conditions of this Section 2.6 will be a material breach of a material term of this Agreement.

3. GOVERNANCE

3.1 Joint Research and Development Committee.

3.1.1 Within thirty (30) days after the Effective Date, the Parties shall establish a joint research and development committee (the “Joint Research and Development Committee” or “JRC”) to discuss program objectives and review Data, and to monitor and to make certain decisions regarding the Collaboration Development Plan, as set forth in this Section 3.1. The JRC shall also provide a forum for sharing advice, progress, and results relating to such activities and shall attempt to facilitate the resolution of any disputes between the Parties, as described in Section 3.1.3. The JRC shall be briefed by the Parties regarding the content, execution, and results achieved by the respective Parties under the Collaboration Development Plan. Each Party, through its representatives on the JRC, shall be permitted to provide advice and commentary with respect to the Collaboration Development Plan. Each Party shall take such advice and commentary into good faith consideration. More specifically, subject, in each case, subject to the provisions of Section 3.1.3, the JRC shall:

(a) review and provide advice regarding the overall progress of each Party’s efforts to discover, identify, optimize and otherwise Develop Licensed Vaccines;

(b) [*];

(c) select Licensed Vaccine(s) for GlobeImmune Clinical Trials under the Collaboration Development Plan;

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(d) review and approve the content, plan for, and filing of, INDs for such Licensed Vaccines;

(e) appoint and oversee subcommittees, as it deems appropriate, for carrying out activities under this Agreement, including for oversight of any specific aspects of the Development activities [*] or other matters, including, without limitation, patent and manufacturing matters;

(f) review, make recommendations regarding and amend (subject to Section 3.1.3) the GlobeImmune Development Budget as appropriate for meeting the objectives of Developing the Licensed Vaccines; and

(g) review and amend the Collaboration Development Plan to ensure that it is reasonably designed to meet the objectives of Developing the Licensed Vaccines as effectively, and in as timely a manner, as possible.

3.1.2 Membership; Meetings. The JRC shall be composed of [*] or such number as the Parties may agree, and shall meet, in person, by teleconference, or by video-teleconference, at least one (1) time per Calendar Quarter, or more or less often as the JRC shall determine. In-person meetings shall alternate between GlobeImmune and Gilead locations within the United States whenever possible unless otherwise agreed by the Parties. The first such meeting shall be within thirty (30) days after the Effective Date. Any member of the JRC may designate a substitute to attend with prior written notice to the other Party. The chairperson of the JRC shall be the [*] or his designee (the “Chairperson”). Ad hoc guests who are subject to written confidentiality obligations commensurate in scope to the provisions in Article 8 may be invited to the JRC meetings. Each Party may replace its JRC members with other of its employees, at any time, upon written notice to the other Party.

3.1.3 Decision-Making; Limitations on JRC. The JRC shall dissolve [*]. Decisions of the JRC shall be made by consensus, with each Party having collectively one (1) vote in all decisions. The JRC shall have only such powers as are specifically delegated to it in Section 3.1.1, and such powers shall be subject to the terms and conditions set forth herein. Without limiting the generality of the foregoing, [*], subject, in each case, to the terms and conditions set forth herein. In the event that the JRC is unable to reach a consensus decision on a matter that is within its decision- making authority within [*] after it has met and attempted to reach such decision, then either Party may refer such matter to their Alliance Managers for resolution by the executive officers designated by the Parties for attempted resolution. Such executive officers shall attempt in good faith to promptly resolve such matter within [*] after such referral. In the event that the executive officers are unable to resolve such matter within [*] after such referral, [*]. Each of the Parties acknowledges and agrees that, notwithstanding anything to the contrary, neither Party will seek resolution of any matter that is within the JRC’s decision- making authority by referral to a court for resolution pursuant to Section 11.3. Moreover, notwithstanding anything herein to the contrary, Gilead shall have the right to terminate any Clinical Trial without referral to the JRC if Gilead has reasonable concerns regarding the safety and/or efficacy of a Licensed Vaccine or a Licensed Product, or the combination of a Licensed Vaccine or a Licensed Product with any other active pharmaceutical

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ingredient, and, in such event, GlobeImmune agrees to terminate the GlobeImmune Clinical Trial promptly if so directed by Gilead. In no event shall Gilead be required to conduct any Clinical Trial if Gilead has reasonable concerns regarding the safety of any Licensed Vaccine or Licensed Product.

3.1.4 Secretary; Minutes. The Alliance Manager of the party hosting the JRC meeting shall be responsible for preparing and circulating an agenda in advance of each meeting, and preparing and circulating minutes within seven (7) days after each meeting of the JRC setting forth, among other things, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions, or determinations approved by the JRC. Such minutes shall be effective only after being approved by both Parties. Definitive minutes of all JRC meetings shall be finalized no later than thirty (30) days after the meeting to which the minutes pertain.

3.2 Alliance Managers. Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JRC) to act as the alliance manager for such Party (each, an “Alliance Manager”). Each Alliance Manager shall thereafter attend meetings of the JRC as a nonvoting observer, subject to the confidentiality provisions of Article 8. The Alliance Managers shall be the primary point of contact for the Parties regarding the activities contemplated by this Agreement, shall facilitate communication and JRC decision making regarding all activities hereunder, including dispute resolution. The Alliance Managers shall lead the communications between the Parties and shall be responsible for following-up on decisions made by the JRC. The name and contact information for such Alliance Manager, as well as any replacement(s) chosen by GlobeImmune or Gilead, in their sole discretion, from time to time, shall be promptly provided to the other Party in accordance with Section 12.2.

4. DEVELOPMENT AND COMMERCIALIZATION

4.1 GlobeImmune Activities.

4.1.1 Development Responsibilities and Costs. The Parties have agreed upon an initial development plan, timeline and related budget for GlobeImmune’s Development activities hereunder attached hereto as Exhibit C (as amended by the JRC from time to time, the “Collaboration Development Plan”), which includes, without limitation, a description of the plan and timeline for GlobeImmune to [*]. In accordance with, and subject to, the Collaboration Development Plan, GlobeImmune shall, using Commercially Reasonable Efforts:

(a) [*],

(b) [*];

(c) [*]; and

(d) [*].

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Prior to commencement of the GlobeImmune Clinical Trial, the Parties shall, using good faith efforts, agree upon a clinical protocol for the GlobeImmune Clinical Trial in accordance with the Collaboration Development Plan. [*] GlobeImmune shall conduct all Development activities in compliance with all applicable legal and regulatory requirements, including all legal and regulatory requirements pertaining to the design and conduct of the GlobeImmune Clinical Trial, including, without limitation, GCP and GLP. Notwithstanding anything to the contrary in this Agreement, GlobeImmune shall have no obligation to conduct any Development activities under the Collaboration Development Plan to the extent such activities would, in the aggregate, result in GlobeImmune costs and expenses in excess of the GlobeImmune Development Budget.

4.1.2 Regulatory Responsibilities and Costs. [*] shall be responsible for all safety reporting obligations globally with respect to such Licensed Vaccine and/or Licensed Product included in any Regulatory Filing and shall maintain the global safety database for such Licensed Vaccine and/or Licensed Product.

4.1.3 Records and Reports. GlobeImmune shall maintain complete, current and accurate records of all work conducted by it, its Affiliates or subcontractors under the Collaboration Development Plan and all Data resulting from such work. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. GlobeImmune shall document all non-clinical studies and the GlobeImmune Clinical Trial in formal written study records according to Law, including applicable national and international guidelines such as GCP, GLP and GMP. Gilead shall have the right to review and copy such records and to obtain access to the originals upon request. During the Research Term, GlobeImmune shall provide written reports, on no less than a quarterly basis, to the JRC on its Development and regulatory activities with respect to the Licensed Vaccines and Licensed Products as specified in the Collaboration Development Plan.

4.1.4 Transfer of Regulatory Filings, Regulatory Approvals and Agreements. [*] GlobeImmune shall, (i) and hereby does, assign and transfer to Gilead (or Gilead’s designee) all of GlobeImmune’s right, title and interest in and to all Regulatory Approvals and Regulatory Filings Controlled by GlobeImmune that relate to the Licensed Vaccines or Licensed Products, including, without limitation, any IND filed by GlobeImmune with respect to the Licensed Vaccines and/or Licensed Products and (ii) promptly transfer to Gilead copies of all Regulatory Approvals, Regulatory Filings and related submissions with respect to the Licensed Vaccines and/or Licensed Products. [*], GlobeImmune shall assign to Gilead any clinical trial agreements (including any agreement regarding the GlobeImmune Clinical Trial) and any other subcontractor clinical activity agreements relating to the Licensed Vaccines or Licensed Products; provided, that to the extent the services provided under any clinical trial agreements (including any agreement regarding the GlobeImmune Clinical Trial) and any other subcontractor clinical activity agreements existing and in effect as of the Effective Date are also for products that are not Licensed Vaccines or Licensed Products[*].

4.1.5 Technology Transfer. On or prior to [*], GlobeImmune shall provide Gilead with plan for the transfer of technology as provided in Sections 4.1.5 and 4.1.6 (the “Technology Transfer Plan”). Promptly following [*], GlobeImmune shall transfer to Gilead

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copies of all GlobeImmune Licensed Know-How, Data, reports and other information necessary or reasonably useful for the exercise by Gilead and its Affiliates of the rights granted under Section 2.1 with respect to the Licensed Vaccines and Licensed Products, except to the extent such GlobeImmune Licensed Know-How, Data, reports and other information solely relates to the manufacture of Licensed Vaccines and Licensed Products, which Know-How, Data, reports and other information will be transferred to Gilead pursuant to Section 4.1.6. During the Term, all such Know-How, Data, reports and other information that are specific to the Licensed Vaccines and/or Licensed Products shall be deemed Gilead’s Confidential Information hereunder. In addition, GlobeImmune shall provide reasonable assistance, including making its personnel reasonably available for meetings or teleconferences, to support and assist Gilead in the Development, [*] and Commercialization of the Licensed Vaccines and Licensed Products.

4.1.6 Transfer of Manufacturing Technology. Following [*] for any Licensed Product, upon Gilead’s written request, GlobeImmune shall (i) transfer to Gilead, or its designee, in accordance with the Technology Transfer Plan, copies of all GlobeImmune Know-How and other Know-How as of the date of transfer that is necessary or reasonably useful for Gilead, or its designee, to [*], and (ii) [*]

4.1.7 GlobeImmune Consultation. [*], as requested by Gilead, GlobeImmune will act in a consultative manner as requested by Gilead and provide reasonable assistance to Gilead to support and assist Gilead in the Development and Commercialization of the Licensed Vaccines and Licensed Products, including making GlobeImmune’s personnel reasonably available for meetings or teleconferences. GlobeImmune, if requested by Gilead on occasion, may perform, or assist in the performance, of Development activities under this Agreement, all as and to the extent agreed upon by the Parties in their sole discretion.

4.2 Gilead Activities.

4.2.1 Development Responsibilities and Costs. [*] (the “Gilead Development Plan”). Such Gilead Development Plan shall be determined by Gilead in its sole discretion. From time to time during the Term, Gilead may amend the Gilead Development Plan, in Gilead’s sole discretion, and shall provide GlobeImmune with an updated copy thereof on an annual basis, except that Gilead shall promptly provide to GlobeImmune an update copy thereof upon any material change to such Gilead Development Plan. Gilead shall conduct such Development activities in compliance with all material applicable legal and regulatory requirements, including all legal and regulatory requirements pertaining to the design and conduct of Clinical Trials, including, without limitation, GCP and GLP.

4.2.2 Gilead Notice Regarding [*]. For clarification, the determination by Gilead of whether to [*] shall be made as follows: within [*]. In the event that Gilead [*], Gilead shall pay to GlobeImmune the applicable milestone payment as set forth in Section 5.3.1 in accordance with the terms thereof.

4.2.3 Regulatory Responsibilities and Costs. Other than as provided in Section 4.1, Gilead shall be responsible for obtaining all Regulatory Approvals and preparing,

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filing and maintaining all Regulatory Filings and related submissions. [*] Gilead shall own, all Regulatory Approvals and Regulatory Filings and related submissions relating to the Licensed Vaccines and Licensed Products and (ii) Gilead shall be responsible for all safety reporting obligations globally with respect to the Licensed Vaccines and Licensed Products included in any Regulatory Filing owned by Gilead and shall maintain the global safety database for such Licensed Vaccines and Licensed Products.

4.2.4 Commercialization Responsibilities and Costs. Gilead, at its sole cost and expense, shall have responsibility for conducting all Commercialization activities with respect to the Licensed Vaccines and Licensed Products. Gilead shall conduct such activities in compliance with all applicable material legal and regulatory requirements, including all material legal and regulatory requirements pertaining to the Commercialization of such Licensed Products.

4.2.5 Commercialization Plan. On or prior to [*] of each Calendar Year, Gilead will provide to GlobeImmune for GlobeImmune’s review, but not approval, a summary of Gilead’s global strategic plan for all Licensed Products over the next twelve (12) months (each such summary, a “Commercialization Plan”), except that Gilead shall promptly provide to GlobeImmune an update copy thereof upon any material change to such Commercialization Plan. For clarification, each Commercialization Plan shall be determined in Gilead’s sole discretion and are the Confidential Information of Gilead. In addition, Gilead shall notify GlobeImmune in writing reasonably prior to planned public disclosures regarding [*].

4.2.6 Marking. Gilead shall use Commercially Reasonable Efforts to mark each Licensed Product Commercialized under this Agreement (to the extent not prohibited by Laws) with applicable patent numbers and other intellectual property notices relating to the GlobeImmune Licensed Patents in such a manner to the extent required by Laws. Gilead shall use Commercially Reasonable Efforts to include a notice on packaging and other related documentation associated with the Commercialization of any Licensed Product that such Licensed Product is sold under a license from GlobeImmune and, as applicable, licensors of GlobeImmune.

4.2.7 Records. Gilead shall, and shall require its contractors and Sublicensees to, maintain complete and accurate records of all work conducted in furtherance of the Development of Licensed Vaccines and Licensed Products and all results, Data and developments made in conducting such activities. Such records shall be complete and accurate and shall fully and properly reflect all work done and results achieved in sufficient detail and in a manner appropriate for patent and regulatory purposes.

4.2.8 Gilead Efforts. Gilead shall use Commercially Reasonable Efforts to [*].

4.3 Subcontracting. Subject to and without limiting Section 2.3 and, with respect to GlobeImmune, subject to Gilead’s prior approval, each Party may perform any activities in support of its Development, manufacturing and Commercialization of Licensed Vaccines or Licensed Products through its Affiliates or through subcontracting to Third Parties, including

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Third Party contractors, contract research organizations, and academic, non-profit or government collaborators; provided, however, that: (a) any such Third Party subcontractor to whom a Party discloses Confidential Information shall enter into an appropriate written agreement obligating such Third Party to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations in Article 8; and (b) such Party shall at all times be responsible for the performance of such subcontractor. Gilead hereby approves the GlobeImmune subcontractors as specified on Schedule A-1 hereto.

4.4 Manufacture and Supply. Subject to Sections 4.1.5 and 4.1.6, GlobeImmune shall have the exclusive right and responsibility to make or have made, and shall make or have made, all of the requirements of any and all Licensed Vaccines and Licensed Products required for Development purposes in accordance with the Collaboration Development Plan and GlobeImmune Development Budget. Subject to Sections 4.1.5 and 4.1.6 and Exhibit D, during the Gilead Term, Gilead shall obtain from GlobeImmune or one (1) or more Gilead-authorized Third Parties, and GlobeImmune shall supply to Gilead, either directly or through one (1) or more Gilead-authorized Third Parties, the applicable Licensed Vaccines and Licensed Products for Development and Commercialization purposes pursuant to the terms and conditions of a supply agreement to be negotiated in good faith and mutually agreed on or prior to the completion of the GlobeImmune Clinical Trial (the “Supply Agreement”). The Supply Agreement shall contain terms and conditions consistent with the terms set forth on Exhibit D. From the Effective Date until the effective date of the Supply Agreement, the terms of this Agreement and Exhibit D shall govern the manufacture and supply of Licensed Vaccines and Licensed Products.

4.5 Gilead Audit Right.

4.5.1 During the Term and, with respect to Section 4.5.1(b), for [*] thereafter, except as otherwise set forth in the Supply Agreement and the quality agreement relating thereto, Gilead will have the right, at Gilead’s sole cost and expense, once per Calendar Year, upon reasonable notice to GlobeImmune and during normal business hours, to inspect and audit (a) any facility in which Licensed Vaccines and/or Licensed Products are manufactured, and (b) the manufacturing and product production records of GlobeImmune, its Affiliates, and subcontractors relating to this Agreement, the Licensed Vaccines and/or Licensed Product, in each case, to ensure that the Licensed Vaccines and/or Licensed Product are being manufactured in compliance with any applicable specifications, Regulatory Approvals and all Laws, including without limitation GMP, and otherwise to ascertain compliance with the terms of this Agreement. During such audits, GlobeImmune will make available to Gilead the appropriate knowledgeable personnel of GlobeImmune. GlobeImmune will also make available to Gilead and its duly authorized representatives and agents all books, records and documents that reasonably pertain to this Agreement or the manufacture or quality control, testing and compliance procedures for Licensed Vaccines and/or Licensed Product. Notwithstanding the foregoing, Gilead shall be permitted to conduct such audits more frequently than once per calendar year to the extent that any such audit relates to (i) a failure to comply with applicable specifications, (ii) a rejection by Gilead of any Licensed Vaccine and/or Licensed Product supplied by GlobeImmune, (iii) a recall of any Licensed Vaccine or Licensed Product by a Regulatory Authority or (iv) a material non-compliance with any Laws that could reasonably be expected to adversely affect the Licensed Vaccines and/or Licensed Products supplied by GlobeImmune.

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4.5.2 In addition, during the Term and for [*] thereafter, Gilead will have the right, at Gilead’s sole cost and expense, upon reasonable notice to GlobeImmune and during normal business hours, to inspect and audit the financial records of GlobeImmune and its Affiliates to verify any payments made by Gilead to GlobeImmune hereunder. During such audits, GlobeImmune will make available to Gilead the appropriate knowledgeable personnel of GlobeImmune. GlobeImmune will also make available to Gilead and its duly authorized representatives and agents all books, records (including financial records within GlobeImmune’s control) and documents that in any way pertain to this Agreement or the manufacture or quality control, testing and compliance procedures for Licensed Vaccines and/or Licensed Product. GlobeImmune shall use commercially reasonable efforts to cause its subcontractors for the manufacture and supply of Licensed Vaccines and Licensed Products to permit Gilead, at Gilead’s sole cost and expense, to inspect and audit such subcontractors’ financial records as provided herein, solely to verify any costs, expenses and other payments charged by GlobeImmune to Gilead hereunder; provided, that in the event any such subcontractor does not permit Gilead to so audit and inspect such subcontractor’ financial records, GlobeImmune shall audit such subcontractor on Gilead’s behalf and at Gilead’s reasonable instruction.

4.5.3 For clarity, subject to Article 8 (Confidentiality), any information received by Gilead pursuant to any inspections and audits pursuant to this Section 4.5 shall be deemed Confidential Information belonging to GlobeImmune.

4.6 GlobeImmune Change of Control. At anytime following a Change of Control or upon the signing of an agreement that, if consummated, would result in a Change of Control, Gilead shall have the right to [*].

5. FINANCIAL TERMS

5.1 Upfront Payment. Within fifteen (15) days after the Effective Date, Gilead shall pay to GlobeImmune an upfront payment of Ten Million Dollars ($10,000,000). Such payment shall be non-creditable and non-refundable.

5.2 Costs Incurred by GlobeImmune during Research Term. The Parties have agreed to a GlobeImmune Development Budget, which is attached hereto as Exhibit E (the “GlobeImmune Development Budget”), which the Parties may amend from time-to-time as set forth in Section 3.1.3. [*]

5.3 Milestone Payments to GlobeImmune.

5.3.1 As partial consideration for the license rights granted to Gilead under this Agreement, Gilead shall make each milestone payment below within [*] following the date of achievement of the applicable milestone. Each milestone payment will be made only once regardless of the number of Licensed Products that may achieve each milestone event. Such milestone payments shall not be refundable or returnable in any event, nor creditable against royalties or other payments.

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Milestone Event	Payment
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]

[*]

5.3.2 Notwithstanding anything to the contrary in Section 5.3.1, in the event Gilead has Sublicensed to any Sublicensee all of the rights granted by GlobeImmune to Gilead under Section 2.1 [*]

5.4 Royalty Payments to GlobeImmune.

5.4.1 Royalty Rate. As partial consideration for the license rights granted to Gilead under this Agreement, Gilead will pay GlobeImmune royalties on a Licensed Product– by–Licensed Product basis, on aggregate Net Sales of each Licensed Product during a Calendar Year, in any countries of the Territory in which such Licensed Product is sold, during the Royalty Term for such Licensed Product, in the amounts as follows:

Aggregate Net Sales in the Territory in a Calendar Year for a Licensed Product	Royalty Rate
[*]	[*	]
[*]	[*	]
[*]	[*	]
[*]	[*	]

5.4.2 Incremental Royalties. The royalty rates set forth in Section 5.4.1 are incremental rates, which apply only for the respective increment of annual Net Sales described in the table in Section 5.4.1 above. Thus, once a total annual Net Sales figure is achieved for a Calendar Year, the royalties owed on any lower tier portion of annual Net Sales are not adjusted up to the higher tier rate for such Calendar Year. Furthermore, the obligation to pay

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royalties pursuant to Section 5.4.1 is imposed only once with respect to the same unit of a Licensed Product, regardless of how many GlobeImmune Licensed Patents or Joint Patents or other Licensed Intellectual Property may cover or claim the Licensed Product. By way of example, if aggregate Net Sales of a Licensed Product in the first Calendar Year are equal to [*], the royalties due on such Net Sales for such Licensed Product for such Calendar Year shall be [*]; and if aggregate Net Sales of such Licensed Product in the subsequent Calendar Year are equal to [*], the royalties due on such Net Sales for such Calendar Year shall be [*].

5.4.3 Royalty Adjustment. The following adjustments to royalties will apply:

(a) Generic Entry. With respect to any Licensed Product manufactured, used, sold, offered for sale, or imported during the Royalty Term in any country of the Territory in which any Generic Version of such Licensed Product is sold by any Third Party (other than a Sublicensee), the amount payable on Net Sales of such Licensed Product in such country shall be [*] In the event of any such adjustment, such adjustment shall be applied with respect to sales in the applicable country beginning on the date that the foregoing conditions in this Section 5.4.3(a) are satisfied, and to the rate that then is, or thereafter becomes, in effect and ending upon the earlier of the expiration of the applicable Royalty Term or the date upon which the foregoing conditions in this Section 5.4.3(a) cease to be satisfied.

(b) Third Party Licenses for Tarmogen-Related Technology. GlobeImmune shall be solely responsible for royalties or other payments to a Third Party with respect to any intellectual property (i) directed to GlobeImmune Platform Technology or GlobeImmune’s technology covered by any Platform Claims or (ii) required to manufacture, use or exploit GlobeImmune’s yeast-based technology, in each case, as contemplated under this Agreement, in any country in the Territory including, without limitation, as described in Section 7.7 hereof (such intellectual property, “Third Party Tarmogen-Related IP”); provided, however, that Third Party Tarmogen-Related IP shall not include intellectual property that solely covers the composition of matter, method of use, formulation or method of making any Collaboration Antigen. Without limiting the foregoing GlobeImmune obligation, in the event that Gilead, its Affiliates or Sublicensees are required to make payments to any Third Parties with respect to Third Party Tarmogen-Related IP, then Gilead shall promptly notify GlobeImmune in writing thereof and [*].

(c) Other Third Party Licenses. If, during the Term, Gilead, its Affiliates or its Sublicensees determines that it is necessary to enter into an agreement with a Third Party with respect to Patents or Know-How owned or controlled by such Third Party (other than Third Party Tarmogen-Related IP), to make, have made, use, import, sell, have sold, or otherwise exploit a Licensed Product in any country in the Territory, then, Gilead shall promptly notify GlobeImmune in writing thereof and [*]; provided, however, [*]; and provided further that, [*].

(d) GlobeImmune shall bear sole financial responsibility for satisfying in full all costs and payments of any kind (including all upfront fees, annual payments, milestone payments, and royalty payments) owed with respect to the Third Party agreement(s) set forth in Schedule A and Schedule B.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.5 Commercial Sales Milestones. As partial consideration for the rights granted to Gilead under this Agreement, Gilead shall make each commercial sales milestone payment below [*] following the date of achievement of the applicable milestone. For clarity, in the event any such milestone is achieved, the applicable milestone payment shall be made only once regardless of the number of Licensed Products that meet such milestone. Such commercial sales milestone payments shall not be refundable or returnable in any event, nor creditable against royalties or other payments.

Commercial Milestone Event	One Time Payment
[*]	[*	]
[*]	[*	]

5.6 Royalty Payment Reports. After the First Commercial Sale of a Licensed Product and for the Royalty Term, Gilead shall furnish to GlobeImmune a written report, within [*] after the end of each Calendar Quarter (or portion thereof if this Agreement terminates during a Calendar Quarter), showing the amount of royalty due for such Calendar Quarter (or portion thereof). Royalty payments for each Calendar Quarter shall be due at the same time as such written report for the Calendar Quarter. With each quarterly payment, Gilead shall deliver to GlobeImmune the following information:

5.6.1 [*];

5.6.2 [*];

5.6.3 [*]; and

5.6.4 [*]

5.7 Manner of Payment. All payments to be made by Gilead hereunder shall be made in Dollars by wire transfer of immediately available funds to such U.S. bank account as shall be designated by GlobeImmune. Late payments shall bear interest at the rate provided in Section 5.12.

5.8 Records Retention. Commencing with the First Commercial Sale of a Licensed Product by Gilead, Gilead shall keep, and shall cause each of its respective Affiliates and Sublicensees, if any, to keep, full and accurate books of accounting in accordance with GAAP, containing all particulars that may be necessary for the purpose of calculating all royalties payable to GlobeImmune under this Article 5, for a period of [*] after the Calendar Year in which such sales occurred, in sufficient detail to permit GlobeImmune to confirm the accuracy of royalties paid hereunder.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.9 Audits. During the Term and for a period of [*] thereafter, Gilead shall permit an independent, certified public accounting firm of nationally recognized standing appointed by GlobeImmune, and reasonably acceptable to Gilead, at reasonable times and upon reasonable notice, but in no case more than once per Calendar Year, to examine (but not copy) such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any payment made under this Agreement for any period within the preceding [*]; provided, however, that GlobeImmune shall only be entitled to one audit following expiration or termination of this Agreement. Results of any such examination shall be made available to both Gilead and GlobeImmune. Such accounting firm shall disclose to GlobeImmune only the amounts that such firm believes to be due and payable hereunder to GlobeImmune, details concerning any discrepancy from the amount paid and the amount due, and shall disclose no other information revealed in such audit. Any and all records examined by such independent accounting firm shall be deemed Gilead’s Confidential Information which may not be disclosed by said accounting firm to any Third Party, and Gilead may require such accounting firm to enter into an appropriate written agreement obligating it to be bound by obligations of confidentiality and restrictions on use of such Confidential Information that are no less restrictive than the obligations set forth in Article 8. If, as a result of any inspection of the books and records of Gilead, it is shown that payments under this Agreement were less than the amount which should have been paid, then Gilead shall make all payments required to be made to eliminate any undisputed discrepancy revealed by such inspection within [*]. If, as a result of any inspection of the books and records of Gilead, it is shown that payments under this Agreement were more than the amount which should have been paid, then GlobeImmune shall, at Gilead’s election, either make all payments required to be made to eliminate any discrepancy revealed by such inspection within [*] or credit such amounts to Gilead against future payments. GlobeImmune shall pay for such audits, except that in the event that the audited amounts were underpaid by Gilead by more than [*] of the undisputed amounts that should have been paid during the period in question as per the audit, Gilead shall pay the reasonable out-of-pocket costs of the audit.

5.10 Currency Exchange. All payments under this Agreement shall be payable, in full, in Dollars, regardless of the country(ies) in which sales are made. For the purposes of computing Net Sales of Licensed Products that are sold in a currency other than Dollars, such currency shall be converted into Dollars as calculated at the rate of exchange for the pertinent quarter or year to date, as the case may be, as used by Gilead in producing its quarterly and annual accounts, as confirmed by their respective auditors.

5.11 Taxes. In the event that Gilead is required to withhold any tax payable to any tax or revenue authorities in any country regarding any payment to GlobeImmune due to the Laws of such country, such amount shall be deducted from the payment to be made by Gilead, and Gilead shall promptly notify GlobeImmune of such withholding and, within a reasonable amount of time after making such deduction, furnish GlobeImmune with copies of any tax certificate or other documentation evidencing such withholding. Gilead and GlobeImmune agree to cooperate with each other in claiming exemptions from such deductions or withholdings under any agreement or treaty from time to time in effect. However, any such deduction or withholding shall be an expense of and borne solely by GlobeImmune.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

5.12 Interest Due. Without limiting any other rights or remedies available to either Party, each Party shall pay the other interest on any payments that are not paid on or before the date such payments are due under this Agreement at a rate equal to the lesser of [*] on the date such payment was due to be paid, or (b) the maximum applicable legal rate on such date, calculated on the total number of days payment is delinquent.

5.13 Blocked Currency. If by Law or fiscal policy of a particular country, conversion into Dollars or transfer of funds of a convertible currency to the United States is restricted or forbidden, royalties accrued in such country shall be paid to GlobeImmune in the country in local currency by deposit in a local bank designated by GlobeImmune for such deposit, unless the Parties otherwise agree.

6. REPRESENTATIONS, WARRANTIES, AND COVENANTS; DISCLAIMERS; LIMITATION OF LIABILITY.

6.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party as of the Effective Date that:

6.1.1 such Party is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

6.1.2 execution of this Agreement and the performance by such Party of its obligations hereunder have been duly authorized;

6.1.3 this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation of such Party, enforceable against it in accordance with the terms hereof;

6.1.4 the performance of this Agreement by it does not create a breach or default under any other agreement to which it is a party, which breach or default would adversely affect the other Party;

6.1.5 the execution, delivery, and performance of this Agreement by such Party does not conflict with any agreement, instrument, or understanding, oral or written, to which it is a party or by which it is bound, nor violate any Law of any court, governmental body or administrative or other agency having jurisdiction over such Party;

6.1.6 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any Laws currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or any other agreement or instrument executed in connection herewith, or for the performance by it of its obligations under this Agreement and such other agreements, except as may be required to obtain applicable Regulatory Approvals or Regulatory Filings related to the Development, Commercialization, or manufacture of Licensed Vaccines or Licensed Products; and

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.1.7 such Party has not employed and, to its knowledge, has not used a contractor or consultant that has employed, any individual or entity (i) debarred by the FDA (or subject to a similar sanction of EMA or other applicable Regulatory Authority), (ii) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or other applicable Regulatory Authority), or (iii) has been charged with or convicted under United States Law for conduct relating to the development or approval, or otherwise relating to the regulation of any Licensed Vaccine and/or Licensed Product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities prior to the Effective Date.

6.2 Representations and Warranties of GlobeImmune. GlobeImmune hereby represents and warrants to Gilead that:

6.2.1 As of the Effective Date, the Licensed Intellectual Property, constitute all of the intellectual property owned or Controlled by GlobeImmune or its Affiliates that would, but for the rights granted to Gilead pursuant to this Agreement, be infringed or misappropriated by the exercise by Gilead of its rights under this Agreement;

6.2.2 As of the Effective Date, [*];

6.2.3 GlobeImmune is entitled to grant the licenses herein and other rights granted under this Agreement; and, [*], GlobeImmune is the sole and exclusive owner of all right, title and interest in and to the Licensed Intellectual Property and the Licensed Intellectual Property is free and clear of any liens, charges and encumbrances;

6.2.4 As of the Effective Date, [*] the GlobeImmune Licensed Patents exist and are not invalid or unenforceable, in whole or in part;

6.2.5 The agreements set forth on Schedule A and B are all the agreements existing as of the Effective Date between GlobeImmune and Third Parties pursuant to which GlobeImmune has rights and/or obligations with respect to any Licensed Intellectual Property, Licensed Vaccines or Licensed Products (“Third Party Agreements”). Prior to the Effective Date, GlobeImmune has provided to Gilead true, complete (unless redacted and disclosed as such to Gilead in writing) and correct copies of all Third Party Agreements. As of the Effective Date, all such Third Party Agreements are in full force and effect and GlobeImmune is in compliance with the material terms of such Third Party Agreements. GlobeImmune shall not take or omit to take any actions that would constitute a breach of the Third Party Agreements or enter into any amendment to any Third Party Agreement, which breach or amendment would be reasonably likely to have a material adverse effect on the Development, manufacture or Commercialization of the Licensed Vaccines or the Licensed Products, GlobeImmune’s ability to perform its obligations under this Agreement or on Gilead’s rights under this Agreement. GlobeImmune shall provide Gilead promptly with notice of the occurrence of any such breach (or GlobeImmune’s receipt of notice of an allegation of any such breach); provided, however, that Gilead shall have the right, in its sole discretion, to cure any such breach and any payments made by Gilead in connection with the cure of such a breach will be creditable by Gilead against any payments due hereunder;

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6.2.6 [*] the practice of the Licensed Intellectual Property as contemplated under this Agreement will not infringe any intellectual property rights of any Third Party, no claim of infringement of the Patents of any Third Party has been made nor, to GlobeImmune’s knowledge, threatened against GlobeImmune or any of its Affiliates with respect to the Licensed Intellectual Property, and there are no other claims, judgments or settlements against or owed by GlobeImmune or to which GlobeImmune is a party or pending or threatened claims or litigation, in either case relating to any Licensed Intellectual Property or asserting the invalidity, misuse, unregisterability or unenforceability of any of the GlobeImmune Licensed Patents or challenging GlobeImmune’s Control of the Licensed Intellectual Property or making any adverse claim of ownership of the Licensed Intellectual Property. Neither GlobeImmune nor any of its Affiliates or their respective current or former employees has misappropriated any of the GlobeImmune Licensed Know-How from any Third Party, and GlobeImmune has no knowledge of any claim by a Third Party that such misappropriation has occurred;

6.2.7 GlobeImmune has not granted any right or license to any Third Party relating to any of the Licensed Intellectual Property that would conflict or interfere with any of the rights or licenses granted to Gilead hereunder;

6.2.8 Except as set forth on Schedule C, neither GlobeImmune nor any of its Affiliates is or has been a party to any agreement with the U.S. federal government or an agency thereof or other governmental authority pursuant to which the U.S. federal government or such agency or other governmental or Regulatory Authority provided funding for the research or development of the Licensed Intellectual Property;

6.2.9 As of the Effective Date, GlobeImmune has made available to Gilead all material information of which it is aware with respect to Tarmogens and the Licensed Intellectual Property, including any and all safety information; and

6.2.10 Prior to the Effective Date, GlobeImmune has provided to Gilead a true and complete copy of the [*], unredacted, other than solely with respect to financial information regarding royalties and milestone payments.

6.3 Covenants.

6.3.1 Each Party hereby covenants to the other Party that:

(a) During the Collaboration, all employees, agents, consultants, contractors, and subcontractors of such Party or its Affiliates working under this Agreement shall be under the obligation to assign all right, title and interest in and to their inventions and discoveries, whether or not patentable, if any, to such Party as the sole owner thereof;

(b) Such Party shall perform its obligations and activities pursuant to this Agreement (i) with requisite care, skill and diligence, (ii) in compliance with all Laws and industry standards, including, without limitation, GLP, GCP and GMP, as applicable, and (iii) with individuals who are appropriately trained and qualified;

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(c) Neither Party shall employ (or, to its knowledge, shall use any contractor or consultant that employs) any individual or entity (a) debarred by the FDA (or subject to a similar sanction of EMA or other applicable Regulatory Authority), (b) who is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMA or other applicable Regulatory Authority), or (c) has been charged with or convicted under United States Law for conduct relating to the development or approval, or otherwise relating to the regulation of any Licensed Product under the Generic Drug Enforcement Act of 1992, in each case, in the conduct of its activities under this Agreement;

(d) Neither Party shall, during the Term, grant any right or license to any Third Party relating to any of the intellectual property rights it Controls that would conflict or interfere with any of the rights or licenses granted to the other Party hereunder;

(e) As of the Effective Date, such Party has (or will have at the time performance is due) maintained, and will continue to maintain and keep in full force and effect, all filings and permits necessary for such Party to perform its obligations hereunder or, in the case of GlobeImmune, that are material to any rights licensed or otherwise granted to Gilead under this Agreement. If GlobeImmune receives notice that it failed to make or maintain such filings or permits, GlobeImmune shall give prompt written notice to Gilead and take all actions necessary to promptly cure such failure with respect to a filing or permit; and

(f) Such Party shall use good faith efforts to enter into the Supply Agreement prior to the completion of the GlobeImmune Clinical Trial.

6.3.2 GlobeImmune hereby covenants to Gilead that:

(a) It shall give Gilead prompt written notice of (i) any Change of Control and (ii) the signing of an agreement that, if consummated, would result in a Change of Control; and

(b) [*]

6.4 DISCLAIMERS.

6.4.1 EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 6.1 THROUGH 6.3 AND EXHIBIT D, GLOBEIMMUNE MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE GLOBEIMMUNE LICENSED PATENTS OR GLOBEIMMUNE LICENSED KNOW-HOW OR ANY LICENSE GRANTED BY GLOBEIMMUNE HEREUNDER, OR WITH RESPECT TO ANY LICENSED VACCINES OR LICENSED PRODUCTS. EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 6.1 THROUGH 6.3, NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS INCLUDED IN THE GLOBEIMMUNE LICENSED PATENTS ARE VALID OR ENFORCEABLE OR THAT

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

USE OF THE GLOBEIMMUNE LICENSED PATENTS AND GLOBEIMMUNE LICENSED KNOW-HOW CONTEMPLATED HEREUNDER DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY.

6.4.2 EXCEPT AS EXPRESSLY SET FORTH IN SECTIONS 6.1 AND 6.3, GILEAD MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY GILEAD CONFIDENTIAL INFORMATION OR ANY LICENSE GRANTED BY GILEAD HEREUNDER, OR WITH RESPECT TO ANY LICENSED VACCINES OR LICENSED PRODUCTS. NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS A REPRESENTATION OR WARRANTY THAT ANY PATENT OR OTHER PROPRIETARY RIGHTS OF GILEAD ARE VALID OR ENFORCEABLE OR THAT THE USE OF ANY GILEAD INTELLECTUAL PROPERTY OR GILEAD CONFIDENTIAL INFORMATION DOES NOT INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. MOREOVER, GILEAD DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURING AND COMMERCIALIZATION OF THE LICENSED VACCINES OR LICENSED PRODUCTS PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL OR THAT ANY PARTICULAR SALES LEVEL WITH RESPECT TO ANY LICENSED PRODUCT WILL BE ACHIEVED.

6.5 LIMITATION OF LIABILITY. EXCEPT FOR A BREACH OF ARTICLE 8, A BREACH OF SECTION 2.6 OR CLAIMS OF A THIRD PARTY THAT ARE SUBJECT TO INDEMNIFICATION UNDER ARTICLE 9, OR FOR THE NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH PARTY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, MULTIPLE, OR CONSEQUENTIAL DAMAGES (INCLUDING WITHOUT LIMITATION LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL, OR LOSS OF BUSINESS).

7. INTELLECTUAL PROPERTY

7.1 Inventorship. Inventorship of inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement shall be determined by application of U.S. patent Laws pertaining to inventorship.

7.1.1 Ownership. With respect to all inventions conceived or reduced to practice in the course of activities performed under or contemplated by this Agreement the following provisions shall apply: If such inventions are jointly invented by one or more employees, consultants or contractors of each Party, such inventions shall be jointly owned by the Parties (each such invention, a “Joint Invention”). If one or more claims included in an issued Patent or pending Patent application that is filed in a patent office in the Territory claim

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

such Joint Invention, such issued Patent or such pending Patent application shall be jointly owned by the Parties (each such patent application or patent, a “Joint Patent”). If such an invention is solely invented by an employee, consultant or contractor of a Party, such invention shall be solely owned by such Party, and any Patent application filed claiming such solely owned invention shall also be solely owned by such Party (each such invention, a “Sole Invention”). Subject to the rights granted under this Agreement, each Party shall have the right to practice and exploit Joint Inventions and Joint Patents, without any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign, or otherwise exploit Joint Inventions and Joint Patents, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the Laws of any jurisdiction to require any such approval or accounting; and to the extent there are any applicable Laws that prohibit such a waiver, each Party will be deemed to so consent.

7.2 Prosecution of GlobeImmune Licensed Patents and Joint Patents. Subject to [*] with respect to GlobeImmune Licensed Patents, the following provisions shall apply with respect to the GlobeImmune Licensed Patents and Joint Patents:

7.2.1 During the Research Term, subject to Sections 7.2.3 and 7.2.4, GlobeImmune, at its sole cost, shall be responsible for the Prosecution of any and all GlobeImmune Licensed Patents and Joint Patents.

7.2.2 After the Research Term, subject to Sections 7.2.3 and 7.2.4:

(a) GlobeImmune, at its sole cost, shall be responsible for the Prosecution of any and all Platform Patents. Notwithstanding the foregoing sentence, if a Platform Patent has any claims that [*], then (a) the Parties will cooperate to [*], and (b) [*].

(b) Gilead, at its sole cost, shall be responsible for the Prosecution of all GlobeImmune Licensed Patents and Joint Patents, except any and all Platform Patents therein.

7.2.3 The Party that is Prosecuting any GlobeImmune Licensed Patent (excluding any Joint Patent) or Joint Patent (the “Prosecuting Party”) will not knowingly permit such Patent to be abandoned in any country in the Territory, or elect not to file a new Patent application claiming priority to a Patent application within such Patent either before such Patent application’s issuance or within the time period required for the filing of an international (i.e., Patent Cooperation Treaty), regional (including the European Patent Office) or national Patent application, without the other Party first being given an opportunity to assume full responsibility for the continued Prosecution of such Patent or the filing of such new Patent application (or any divisional or continuation applications) in accordance with this Section 7.2.3. The Prosecuting Party shall provide the non-Prosecuting Party with notice of the allowance and expected issuance date of any Patent within the GlobeImmune Licensed Patents (excluding any Joint Patents) or Joint Patents, and any applicable filing deadlines, and the Prosecuting Party shall provide the non-Prosecuting Party with prompt notice as to whether the Prosecuting Party desires to file such new Patent application. In the event that the Prosecuting Party decides either (a) not to continue the Prosecution of a Patent application or Patent within the GlobeImmune Licensed Patents (excluding any Joint Patents) or Joint Patents in any

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

country or (b) not to file such new Patent application or any new divisional or continuation application requested to be filed by the non- Prosecuting Party, the Prosecuting Party shall provide the non-Prosecuting Party with notice of such decision at least [*] prior to any pending lapse or abandonment (or last possible filing date) thereof or, if earlier, promptly after its election not to file such new Patent application, as applicable. In such event, the Prosecuting Party shall provide the non-Prosecuting Party with an opportunity to assume responsibility for Prosecution of such Patent application and any Patent issuing thereon, or filing of such new Patent application or new divisional or continuation application (such filing to occur prior to the issuance of the Patent to which the application claims priority or expiration of the applicable filing deadline, as set forth above), and for all costs associated therewith. In the event that the non-Prosecuting Party assumes such responsibility for such Prosecution and such costs, such Party shall have the right to transfer the responsibility for such Prosecution of such Patent applications and Patents to patent counsel selected by it and reasonably acceptable to the other Party. Gilead shall have the right, with respect to any and all Patents for which Prosecution responsibility has been transferred from Gilead to GlobeImmune in accordance with this Section 7.2.3, to continue to license any such Patent hereunder or to exclude such Patent from the licenses granted to Gilead hereunder.

7.2.4 The Prosecuting Party shall be entitled to use patent counsel selected by it and reasonably acceptable to the non-Prosecuting Party (for avoidance of doubt, all references in this Article 7 to “patent counsel” shall include inside patent counsel as well as outside patent counsel), for the Prosecution of the GlobeImmune Licensed Patents (excluding any Joint Patents) or Joint Patents for which it has the right to Prosecute. The Prosecuting Party shall reasonably consult with the non-Prosecuting Party. The Prosecuting Party shall keep the non-Prosecuting Party fully informed of Prosecution and provide the non -Prosecuting Party with copies of material correspondence (including applications, office actions, responses, etc.) relating to Prosecution of any such Patents being Prosecuted by such Prosecuting Party. The non- Prosecuting Party may provide comments and suggestions with respect to any material actions to be taken by the Prosecuting Party, and the Prosecuting Party shall take such comments into good faith consideration. The Prosecuting Party shall consult with the non-Prosecuting Party before taking any action that would have a material adverse impact on the scope of claims within the GlobeImmune Licensed Patents (excluding any Joint Patents) or Joint Patents, and the Prosecuting Party shall take comments of the non-Prosecuting Party into good faith consideration.

7.2.5 In order to facilitate the non-Prosecuting Party’s right to comment, the Prosecuting Party shall provide copies of all such material correspondence and any proposed responses thereto by the Prosecuting Party at least [*] prior to any filing or response deadlines, or within [*] of the Prosecuting Party’s receipt of any official correspondence if such correspondence only allows for [*] or less to respond, and the non-Prosecuting Party shall provide any comments promptly and in sufficient time to allow the Prosecuting Party to meet applicable filing requirements. In no event shall the Prosecuting Party be required to delay any submission, filing or response past any deadline that is not extendable.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

7.2.6 Each Party acknowledges that (a) [*], GlobeImmune Prosecutes the GlobeImmune Licensed Patents covered by such agreement, and (b) [*], in the event GlobeImmune decides not to Prosecute certain GlobeImmune Licensed Patents listed [*].

7.2.7 From time to time during the Term, or promptly upon written notice by a Party to the other Party, the Parties shall discuss in good faith and amend (a) Exhibits A and A.1 to add any Patents Controlled by GlobeImmune (including any Joint Patents) that are GlobeImmune Licensed Patents, or (b) Exhibit B to add any Patents Controlled by GlobeImmune (including any Joint Patents) that are Platform Patents.

7.3 Enforcement of GlobeImmune Licensed Patents and Joint Patents Against Infringers. Subject to the terms and conditions of [*], to the extent such agreements apply to the GlobeImmune Licensed Patents, the following provisions shall apply with respect to the GlobeImmune Licensed Patents and the Joint Patents:

7.3.1 Notice. Each Party shall exercise reasonable diligence in identifying actual or potential infringements of any GlobeImmune Licensed Patent or any Joint Patent. In the event that GlobeImmune or Gilead becomes aware of any suspected infringement of any GlobeImmune Licensed Patent or any Joint Patent, or such GlobeImmune Licensed Patent or Joint Patent is challenged in any action or proceeding (other than any oppositions, cancellations, interferences, reissue proceedings, or reexaminations, which are addressed above) (any of the foregoing, an “Infringement Action”), such Party shall notify the other Party promptly, and following such notification, the Parties shall confer.

7.3.2 Enforcement by GlobeImmune.

(a) As between the Parties, GlobeImmune will have the first right, but not an obligation to, bring (i) any Infringement Action solely with respect to any Platform Claim within the GlobeImmune Licensed Patents or the Joint Patents (each, a “Platform Infringement Action”), and (ii) any Infringement Action with respect to the GlobeImmune Licensed Patents that is not a Platform Infringement Action or a Product Infringement Action (as such term is defined in Section 7.3.3(a)), and in the case of (i) and (ii), at its own expense, in its own name and entirely under its own direction and control, subject to Section 7.3.4.

(b) If Gilead has the first right to bring any Infringement Action with respect to the GlobeImmune Licensed Patents or Joint Patents pursuant to Section 7.3.3 and elects to withdraw from or not to timely settle or bring any action as described therein, then GlobeImmune shall have the right, but not the obligation, to continue or to bring such Infringement Action at its own expense, in its own name and entirely under its own direction and control, subject to Section 7.3.4.

7.3.3 Enforcement by Gilead.

(a) Gilead will have the first right, but not an obligation, to bring (i) any Infringement Action with respect to the GlobeImmune Licensed Patents or Joint Patents that alleges infringement of any Patent claim within the GlobeImmune Licensed Patents, the Joint

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Patents or any Patents solely owned by Gilead that recite a Collaboration Antigen, Licensed Vaccine or Licensed Product (each, a “Product Infringement Action”) and (ii) any Infringement Action with respect to the Joint Patents that is not a Platform Infringement Action or a Product Infringement Action, and in the case of (i) and (ii), at its own expense, in its own name and entirely under its own direction and control, subject to Section 7.3.4. For clarity, if Gilead elects to bring a Product Infringement Action pursuant to this Section 7.3.3(a)(i) and the suspected infringement or challenge includes an alleged infringement or challenge to any Platform Claim, then such Infringement Action shall not be a Platform Infringement Action, and Gilead shall have the first right to enforce or defend such Platform Claim in such Infringement Action.

(b) If GlobeImmune has the first right, pursuant to Section 7.3.2(a) , to bring any Infringement Action with respect to the GlobeImmune Licensed Patents or Joint Patents that are Platform Patents, and elects to withdraw from or not to timely settle or bring any action as described therein, then Gilead shall have the right, but not the obligation, to continue or to bring such action at its own expense, in its own name and entirely under its own direction and control, subject to Section 7.3.4 and solely to the extent (i) such Patents cover the manufacture, use, sale, offer for sale or import of any Licensed Vaccine or Licensed Product, and (ii) [*].

(c) Notwithstanding Section 7.3.2, for infringement under 35 U.S.C. Section 271(e)(2), Gilead, [*], has the sole right to initiate legal action or proceedings to enforce any and all GlobeImmune Licensed Patents licensed to Gilead pursuant to Section 2.1 to the extent they relate to any Licensed Vaccine s or Licensed Products, and all Joint Patents (excluding any Joint Patents that are Platform Patents, as determined pursuant to Section 7.3.3(a)), in each case, against infringement or misappropriation by Third Parties or defend any declaratory judgment action relating thereto. Such activities shall be at the sole expense of Gilead.

7.3.4 Procedure for Enforcement.

(a) The non-enforcing Party pursuant to Sections 7.3.2 and 7.3.3 shall reasonably assist the enforcing Party (at the enforcing Party’s expense) in any such action if so requested, and shall lend its name and be joined as a party plaintiff to such actions if reasonably requested by such enforcing Party or required by Laws. Moreover, where Gilead is the enforcing Party and upon Gilead’s reasonable request or as required by Law, GlobeImmune shall cause its licensors of GlobeImmune Licensed Patents to lend their name(s) and be joined as party plaintiffs to such actions. The non-enforcing Party shall have the right to participate and be represented in any such action by its own counsel at its own expense. The non-enforcing Party shall cooperate, at the enforcing Party’s cost and expense, with the enforcing Party in investigating or terminating any suspected infringement, whether through legal action, negotiation, or otherwise, including by producing all reasonably pertinent records, papers, information, samples, specimens, and similar items, and directing its employees to testify and grant interviews, upon the request of the enforcing Party. The enforcing Party will keep the non- enforcing Party reasonably informed of the status of the action. The enforcing Party will have an obligation to consult with the non-enforcing Party and will take any comments from the non - enforcing Party into good faith consideration with respect to the infringement, claim

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

construction, or defense of the validity or enforceability of any claim in a GlobeImmune Licensed Patent or Joint Patent. The enforcing Party shall provide to the non-enforcing Party copies of any papers relating to the infringement and/or validity litigation of the involved GlobeImmune Licensed Patent or Joint Patent promptly upon their being filed or received.

(b) If GlobeImmune is the enforcing Party, no settlement of any such Infringement Action which restricts or adversely affects the scope of the licenses granted by GlobeImmune to Gilead under the terms of this Agreement (including the enforceability of a GlobeImmune Licensed Patent or Joint Patent), or which may adversely affect the Commercialization of a Licensed Product, will be entered into by GlobeImmune without the prior written consent of Gilead. If Gilead is the enforcing Party, no settlement of any such Infringement Action which restricts the scope, or adversely affects the enforceability, of a GlobeImmune Licensed Patent or Joint Patent shall be entered into by Gilead without the prior written consent of GlobeImmune, which consent shall not be unreasonably withheld, delayed, or conditioned.

7.3.5 Damages. In the event that (a) GlobeImmune, (i) solely with respect to activities, intellectual property or products relating to [*], or (ii) otherwise exercises the rights conferred in this Section 7.3 and Gilead participates in any such action, or (b) Gilead, exercises the rights conferred in this Section 7.3, and such Party recovers any damages or other sums in such action or in settlement thereof, such damages or other sums recovered shall [*]

7.4 Patent Term Extension. GlobeImmune and Gilead shall each cooperate with one another and shall use Commercially Reasonable Efforts in obtaining patent term extension and Regulatory Exclusivity (including, for example, any pediatric exclusivity extensions as may be available) or supplemental protection certificates or their equivalents in any country with respect to Patents covering the Licensed Products, as applicable. If elections with respect to obtaining such patent term extensions, Regulatory Exclusivity, or supplemental protection certificates are to be made, Gilead shall have the right to make the election to seek patent term extension, Regulatory Exclusivity, or supplemental protection. For such purpose, for all Regulatory Approvals, Gilead shall use Commercially Reasonable Efforts to provide GlobeImmune with written notice of any expected Regulatory Approval at least [*] prior to the expected date of Regulatory Approval, as well as notice within [*] Business Days after receiving each Regulatory Approval confirming the date of such Regulatory Approval.

7.5 Notification of Filing of aBPA. Each of Gilead and GlobeImmune shall notify the other Party of notice submitted by a Third Party that such Third Party’s abbreviated biological product application (“aBPA”), or any foreign equivalent thereof, for a product that is similar to or interchangeable with a product incorporating a Tarmogen was accepted by a Regulatory Authority. Such notification shall be provided to the other Party within seven (7) days after a Party receives such notification. In addition, upon request of a Party, the other Party shall provide reasonable assistance and cooperation (including making available to such first Party documents possessed by such other Party that are reasonably required by such first Party and making available personnel for interviews and testimony) in any actions reasonably undertaken by such first Party in accordance with Section 7.3. The Parties shall cooperate to compile an accurate list of all Patents required to be provided by Gilead, its Affiliate and/or

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Sublicensee pursuant to 35 U.S.C. Section 351(l)(1)(3)(A). Notwithstanding the preceding sentence, Gilead will retain final decision-making authority as to such listing of all applicable Patents for such Licensed Product.

7.6 Defense Against Claims of Infringement of Third Party Patents. If a Third Party asserts that a Patent or other right owned by it is or has been infringed by the manufacture, use, sale, offer for sale, or import of a Licensed Vaccine or Licensed Product in the Territory, the Party first obtaining knowledge of such a claim shall immediately provide the other Party written notice of such claim along with the related facts in reasonable detail. In such event, unless the Parties otherwise agree, Gilead shall have the first right, but not the obligation, at its expense, to control such defense with respect to such Licensed Vaccine or Licensed Product. Each Party shall cooperate with the defending Party, at the defending Party’s reasonable request and expense, and shall have the right to be represented separately by counsel of its own choice but at its own expense. The defending Party shall also control settlement of such claim; provided, however, that no settlement shall be entered into without the prior consent of the other Party if such settlement would adversely affect the rights and benefits of, or impose or adversely affect any obligations on, the other Party, such consent not to be unreasonably withheld, delayed or conditioned.

7.7 Third Party Agreements.

7.7.1 If either Party reasonably determines that any licenses to any Third Party intellectual property rights are necessary for (a) the manufacture, Development or Commercialization of any Licensed Vaccine or Licensed Product, or (b) the use or exploitation of the Licensed Intellectual Property as contemplated under this Agreement, then such Party shall notify the other Party in writing.

7.7.2 If the Parties determine that it is necessary to obtain one or more licenses from one or more Third Parties, then the following will apply: (a) if the intellectual property rights to be licensed are Third Party Tarmogen-Related IP, then GlobeImmune shall be entitled to negotiate the most favorable license, subject to the provisions of Section 7.7.3, and [*]; and (b) if the intellectual property rights to be licensed are not Third Party Tarmogen-Related IP, then Gilead shall be entitled to negotiate the most favorable license. If GlobeImmune elects not to obtain any rights under clause (a) above, or is unsuccessful in obtaining such rights, then Gilead shall have the right (but not the obligation) to negotiate and obtain such rights from such Third Party at its sole discretion and [*].

7.7.3 If GlobeImmune is the Party designated to pursue the license, then the following shall apply: (a) GlobeImmune shall keep Gilead fully informed of the status of the negotiations with the Third Party and provide Gilead with copies of all draft agreements; (b) Gilead may provide comments and suggestions with respect to the negotiation of the agreement with the Third Party, and GlobeImmune shall reasonably consider all comments and suggestions reasonably recommended by Gilead; and (c) GlobeImmune shall obtain a license that is fully sublicensable to Gilead in accordance with the terms of this Agreement, treating (unless otherwise agreed by the Parties) the Third Party intellectual property as Licensed Intellectual Property hereunder.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

8. CONFIDENTIALITY

8.1 Nondisclosure. Each Party agrees that, during the Term and for a period of [*] thereafter, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (the “Disclosing Party”) (or that has received any such Confidential Information from the other party prior to the Effective Date) shall (a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted below, and (c) not use such Confidential Information for any purpose except those permitted by this Agreement (it being understood that this clause (c) shall not create or imply any rights or licenses not expressly granted under this Agreement). For clarification, all Data shall be the Confidential Information of Gilead.

8.2 Exceptions. The obligations in Section 8.1 shall not apply with respect to any portion of the Confidential Information that the Receiving Party can show by competent written proof:

8.2.1 is publicly disclosed by the Disclosing Party, either before or after it is disclosed to the Receiving Party hereunder;

8.2.2 was known to the Receiving Party or any of its Affiliates, without any obligation to keep it confidential or any restriction on its use, prior to disclosure by the Disclosing Party, as evidenced by contemporaneous written records ;

8.2.3 is subsequently disclosed to the Receiving Party or any of its Affiliates by a Third Party lawfully in possession thereof and without any obligation to keep it confidential or any restriction on its use;

8.2.4 is published by a Third Party or otherwise becomes publicly available or enters the public domain, either before or after it is disclosed to the Receiving Party; or

8.2.5 is independently developed by or for the Receiving Party or its Affiliates, as evidenced by written records, without reference to or reliance upon the Disclosing Party’s Confidential Information.

8.3 Authorized Disclosure. The Receiving Party may disclose Confidential Information belonging to the Disclosing Party, and Confidential Information deemed to belong to both Parties under the terms of this Agreement, to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:

(a) Prosecuting Patents;

(b) Regulatory Filings and obtaining Regulatory Approvals;

(c) disclosure, solely on a “need to know basis,” to Affiliates, any Third Party set forth in Schedule A-1, potential and future Sublicensees, potential or actual

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

acquirers, merger partners, or assignees permitted under Section 12.4, investment bankers, investors, lenders, or other potential financial partners, and their and each of the Parties’ respective directors, employees, contractors and agents, each of whom prior to disclosure must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 8; provided, however, that, in each of the above situations, the Receiving Party shall remain responsible for any failure by any Person who receives Confidential Information pursuant to this Section 8.3(c) to treat such Confidential Information as required under this Article 8; provided further that, with respect to any disclosure to a Third Party on Schedule A-1, the Receiving Party must give the Disclosing Party prior written notice that the Receiving Party intends to make such disclosure, including identifying the Third Party to whom the disclosure will be made.

If and whenever any Confidential Information is disclosed in accordance with this Section 8.3, such disclosure shall not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (otherwise than by breach of this Agreement).

Notwithstanding Section 8.1 above, a Receiving Party may disclose Confidential Information to the extent and to the persons or entities required under applicable governmental law, rule, regulation or order provided that the Receiving Party where reasonably possible and, subject to Section 8.5, notify the Disclosing Party of the Receiving Party’s intent to make such disclosure pursuant to this Section 8.3 sufficiently prior to making such disclosure so as to allow the Disclosing Party adequate time to take whatever action it may deem appropriate to protect the confidentiality of the information, and the Receiving Party provides reasonable assistance to the Disclosing Party with respect thereto; provided that, in any event, the Receiving Party will use reasonable measures to ensure confidential treatment of such information.

8.4 Terms of this Agreement. The Parties acknowledge that this Agreement, and all of the respective terms of this Agreement shall be treated as Confidential Information of both Parties; provided that GlobeImmune shall be permitted to disclose this Agreement (a) [*] and (b) to potential and future collaborators of GlobeImmune, provided that, solely with respect to disclosure under clause (b), GlobeImmune give Gilead prior written notice that it wishes to make such disclosure and any such disclosure is subject to Gilead’s prior review and redaction of all financial terms of this Agreement and other sensitive terms of this Agreement, as reasonably determined by Gilead. In addition, (i) each Third Party referenced in (a) or (b) above, prior to disclosure, must be bound by written obligations of confidentiality and non-use no less restrictive than the obligations set forth in this Article 8 and (ii) GlobeImmune shall remain responsible for any failure of any Person who receives Confidential Information pursuant to this Section 8.4 to treat such Confidential Information as required under this Article 8.

8.5 Securities Filings. In the event either Party proposes to file with the Securities and Exchange Commission or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document which describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities Law, the Party shall notify the other Party of such intention and shall provide such other Party with a copy of relevant

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

portions of the proposed filing prior to such filing (and any revisions to such portions of the proposed filing a reasonable time prior to the filing thereof), including any exhibits thereto relating to the terms and conditions of this Agreement, and shall use reasonable and diligent efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and shall only disclose Confidential Information that it is advised by counsel is legally required to be disclosed. [*] No such notice shall be required under this Section 8.5 if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the either Party hereunder or otherwise approved by the other Party.

8.6 Publications. GlobeImmune and Gilead each acknowledge the other Party’s interest in publishing the results of the Development of the Licensed Vaccines. Each Party also recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, except for disclosures permitted pursuant to Sections 8.2 and 8.7, either Party, its Affiliates, or their respective employees or consultants wishing to make a publication or presentation relating to results obtained from its Development activities during the Collaboration with respect to the Licensed Vaccines or the Licensed Product that contains the Confidential Information of the other Party shall deliver to the other Party a (i) copy of any proposed written publication at least [*] prior to submission of such publication or (ii) an outline or copy of a proposed oral disclosure or presentation at least [*] prior to such oral disclosure or presentation. The reviewing Party shall have the right (a) to propose modifications to the publication or presentation for patent reasons, trade secret reasons or business reasons, or (b) to request a reasonable delay in publication or presentation in order to protect patentable information. If the reviewing Party requests a delay, the publishing Party shall delay submission or presentation for a period of [*] to enable patent applications protecting each Party’s rights in such information to be filed in accordance with Article 7 (Intellectual Property). Upon expiration of such [*] period, the publishing Party shall be free to proceed with the publication or presentation. If the reviewing Party requests modifications to the publication or presentation, the publishing Party shall edit such publication to prevent disclosure of trade secret, patentable or proprietary business information prior to submission of the publication or presentation. Notwithstanding anything herein to the contrary, except for disclosures permitted pursuant to Section 8.2, GlobeImmune shall not make any publication or presentation relating to the Development, [*] or Commercialization of the Licensed Vaccines or Licensed Products, other than publications or disclosures that relate solely to GlobeImmune Platform Technology, without Gilead’s prior consent. For the avoidance of doubt, Gilead may publish results of the Development or Commercialization activities [*] of Licensed Vaccines and/or Licensed Products outside of the Collaboration that do not contain Confidential Information of GlobeImmune without submitting such publication or presentation to GlobeImmune for review or approval.

8.7 Press Release. Upon execution of this Agreement, the Parties shall issue the press release announcing the existence of this Agreement in the form and substance as set forth in Exhibit F attached hereto and incorporated herein. Each Party agrees not to issue any other press release or other public statement disclosing additional information relating to this Agreement or the transactions contemplated hereby or using the name or Trademark of the other Party or its employees, in either case, without the prior written consent of the other Party. The contents of the press release can be re-released by either Party without a requirement for re - approval.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

9. INDEMNITY AND INSURANCE

9.1 Gilead Indemnity.

9.1.1 Gilead shall indemnify, defend, and hold harmless GlobeImmune and its Affiliates, and their respective officers, directors, employees, agents, licensors, and their respective successors, heirs and assigns, and representatives (the “GlobeImmune Indemnitees”), from and against any and all Third Party claims, threatened claims, damages, losses, suits, proceedings, liabilities, costs (including reasonable legal expenses, costs of litigation and reasonable attorney’s fees), or judgments, whether for money or equitable relief, of any kind (“Third Party Losses and Claims”), to the extent such Third Party Losses and Claims arise out of or relate to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of Gilead, its Affiliates, and/or its Sublicensees and its or their respective directors, officers, employees, and agents, in connection with Gilead’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by Gilead of any representation, warranty, or covenant set forth in this Agreement; (c) the research, Development, Commercialization, transfer, manufacture, labeling, or handling or storage of any Licensed Product by or on behalf of Gilead or any of its Affiliates, Sublicensees, agents, and contractors (other than by GlobeImmune Indemnitee); or (d) any breach by Gilead of [*], unless such breach is due to the acts or omissions of any GlobeImmune Indemnitee, GlobeImmune licensee or [*], including for each of clauses (a), (b), (c) and (d) above, claims and threatened claims based on (i) product liability, bodily injury, risk of bodily injury, death, or property damage or (ii) the failure to comply with Law; except in any such case for Third Party Losses and Claims subject to GlobeImmune’s indemnification obligations under Section 9.2.

9.1.2 Gilead agrees to indemnify, defend and hold harmless [*] from and against any claims and expenses, including reasonable attorneys’ fees and other legal expenses, arising out of any death or injury to any Person or Persons caused or allegedly caused by Gilead in the exercise of Gilead’s rights hereunder or by any Licensed Product [*] sold by or on behalf of Gilead; provided, however, that no [*] shall be indemnified under this Agreement for its own negligence or the negligence of any other [*].

9.1.3 Notwithstanding Gilead’s agreement to indemnify [*] pursuant to Section 9.1.2, which indemnification the Parties acknowledge is required pursuant to [*], as between GlobeImmune and Gilead, the obligation to indemnify [*] and such other parties, as the case may be, will be allocated between GlobeImmune and Gilead in accordance with Sections 9.1 and 9.2 hereof.

9.2 GlobeImmune Indemnity. GlobeImmune shall indemnify, defend, and hold harmless Gilead, its Affiliates and Sublicensees, and their respective officers, directors, employees, agents, and their respective successors, heirs and assigns, and representatives (the “Gilead Indemnitees”), from and against any and all Third Party Losses and Claims, to the

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

extent such Third Party Losses and Claims arise out of or relate to, directly or indirectly: (a) the negligence, recklessness, or wrongful intentional acts or omissions of GlobeImmune, its Affiliates, its sublicensees (excluding Gilead, its Affiliates and Sublicensees) and/or subcontractors, and its or their respective directors, officers, employees, and agents, in connection with GlobeImmune’s performance of its obligations or exercise of its rights under this Agreement; (b) any breach by GlobeImmune of any representation, warranty, or covenant set forth in this Agreement (including Exhibit D); (c) the research, Development, Commercialization, use, transfer, handling, storage, labeling, or manufacture of any Licensed Vaccine, Licensed Product, or Terminated Product by or on behalf of GlobeImmune or any of its Affiliates, sublicensees (excluding Gilead, its Affiliates and Sublicensees), agents, and subcontractors, (d) the practice of the Licensed Intellectual Property as contemplated under this Agreement (or any Third Party contractual obligations of GlobeImmune and its Affiliates relating to Licensed Intellectual Property) or the use of the Licensed Intellectual Property, or (e) [*], including for each of clauses (a), (b), (c), (d) and (e) above, claims and threatened claims based on (i) product liability, bodily injury, risk of bodily injury, death, or property damage or (ii) the failure to comply with Law; except in any such case for Third Party Losses and Claims subject to Gilead’s indemnification obligations under Section 9.1.

9.3 Indemnification Procedure. A claim to which indemnification applies under Section 9.1 or Section 9.2 shall be referred to herein as an “Indemnification Claim.” If any Person or Persons (collectively, the “Indemnitee “) intends to claim indemnification under this Article 9, the Indemnitee shall notify the other Party (the “Indemnitor”) in writing promptly upon becoming aware of any claim that may be an Indemnification Claim (it being understood and agreed, however, that the failure by an Indemnitee to give such notice shall not relieve the Indemnitor of its indemnification obligation under this Agreement except and only to the extent that the Indemnitor is actually prejudiced as a result of such failure to give notice). The Indemnitor shall have the right to assume and control the defense of the Indemnification Claim at its own expense with counsel selected by the Indemnitor and reasonably acceptable to the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel at its own cost. If the Indemnitor does not assume the defense of the Indemnification Claim as described in this Section 9.3 above, the Indemnitee may defend the Indemnification Claim but shall have no obligation to do so. The Indemnitee shall not settle or compromise the Indemnification Claim without the prior written consent of the Indemnitor, and the Indemnitor shall not settle or compromise the Indemnification Claim in any manner which would have an adverse effect on the Indemnitee’s interests (including any rights under this Agreement or the scope or enforceability of the Licensed Intellectual Property), without the prior written consent of the Indemnitee, which consent, in each case, shall not be unreasonably withheld or delayed. The Indemnitee shall reasonably cooperate with the Indemnitor at the Indemnitor’s reasonable expense and shall make available to the Indemnitor all pertinent information under the control of the Indemnitee, which information shall be subject to Article 8.

9.4 Insurance.

9.4.1 Gilead shall maintain at all times during the Term, and until the later of [*], commercial general liability insurance from a recognized, nationally reputable insurance company[*]. Gilead may elect to self- insure all or parts of the [*] above. The commercial

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

general liability insurance shall include coverage for products–completed operations and clinical trial activity. [*] shall not be construed to create a limit on Gilead’s liability hereunder. Within ten (10) days following written request from GlobeImmune, Gilead shall furnish to GlobeImmune a certificate of insurance evidencing such coverage as of the date. In the case of a modification or cancellation of such coverage, Gilead shall notify GlobeImmune and promptly provide GlobeImmune with a new certificate of insurance [*].

9.4.2 GlobeImmune shall maintain at all times during the Term, and until the later of (a) [*], and (b) [*], commercial general liability insurance from a nationally reputable, creditworthy insurance company with [*]. GlobeImmune may elect to self-insure all or parts of the [*] above with the prior written consent of Gilead’s risk management department. The commercial general liability insurance shall include coverage for products–completed operations and clinical trial activity. [*] shall not be construed to create a limit on GlobeImmune’s liability hereunder. Within ten (10) days following written request from Gilead, GlobeImmune shall furnish to Gilead a certificate of insurance evidencing such coverage as of the date. In the case of a modification or cancellation of such coverage, GlobeImmune shall notify Gilead and promptly provide Gilead with a new certificate of insurance [*]

10. TERM AND TERMINATION

10.1 Term; Expiration. This Agreement shall become effective on the Effective Date and, unless earlier terminated pursuant to this Article 10, shall remain in effect on a Licensed Product-by-Licensed Product and country-by-country basis, until the expiration of the Royalty Term of such Licensed Product in such country (the “Term”).

10.2 Termination for Material Breach.

10.2.1 Material Breach. Subject to Section 10.2.3, either Party (the “Non-Breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement in its sole discretion in the event the other Party (the “Breaching Party”) has materially breached this Agreement, and such breach has continued for [*] (the “Cure Period”) after written notice thereof is provided to the Breaching Party by the Non-Breaching Party, such notice describing the alleged material breach in sufficient detail to put the Breaching Party on notice; provided, however, that if such breach is not susceptible to cure within the Cure Period, then, the Non-Breaching Party’s right to termination shall be suspended only if and for so long as the Breaching Party has provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure and such plan is reasonably acceptable to the Non-Breaching Party, and the Breaching Party commits to and does carry out such plan.

10.2.2 Disagreement as to Material Breach; Cure Period. If the Parties reasonably and in good faith disagree as to whether there has been a material breach, the Party that disputes that there has been a material breach may contest the allegation in accordance with Article 11. Notwithstanding the preceding sentence, the Cure Period for any allegation made in good faith as to a material breach under this Agreement will run from the date that

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

written notice thereof was first provided to the Breaching Party by the Non -Breaching Party. The right of either Party to terminate this Agreement as provided in this Section 10.2, shall not be affected in any way by such Party’s waiver or failure to take action with respect to any previous default. It is understood and acknowledged that, during the pendency of such a dispute, all of the terms and conditions of this Agreement shall remain in effect, and the Parties shall continue to perform all of their respective obligations under this Agreement.

10.2.3 Breach by Gilead. If Gilead is the breaching Party [*] and the material adverse effect of the breach is limited to a given Licensed Product, then the termination by GlobeImmune and the consequences of such termination shall be effective only as to the Licensed Product to which the uncured material breach relates. Moreover, if the material breach has, or is reasonably likely to have, a material adverse effect only on the Development or Commercialization of a Licensed Product in a particular country(ies) then this Agreement shall not terminate with respect to such Licensed Product in the Territory outside of such country(ies) and the foregoing termination and the consequences of such termination as described in Section 10.6.2 shall only apply to the terminated country(ies).

10.3 Gilead Elective Termination. Gilead may, in its sole discretion, exercisable at any time during the Term, terminate this Agreement in its entirety for any reason or no reason at all, effective upon [*] written notice to GlobeImmune.

10.4 Termination for Insolvency. To the extent permitted under Law, either Party may terminate this Agreement, (a) if, at any time, the other Party files in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or (b) if the other Party is served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within ninety (90) days after the filing thereof, or (c) if the other Party shall propose or be a party to any dissolution or liquidation, or (d) if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors. Each Party agrees to give the other Party prompt notice of the foregoing events giving rise to termination under this Section 10.4. All rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. All materials required to be delivered by the non-bankrupt Party under this Agreement (including all manufacturing information), and all materials relating to the Licensed Intellectual Property that, in the course of dealing between the Parties under this Agreement, are or would be customarily delivered, shall be considered to be “embodiments” of such intellectual property for purposes of Section 365(n) of the Bankruptcy Code. Upon the bankruptcy of any Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any intellectual property licensed to the non- bankrupt Party, and such, if not already in its possession, shall be promptly delivered to the non- bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement. All written agreements entered into in connection with the Parties’ performance under this Agreement from time to time shall be considered agreements “supplementary” to this Agreement for purposes of Section 365(n) of the Bankruptcy Code.

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[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.5 Termination for Patent Challenge. In the event that [*] (each, a “Patent Challenge”), [*].

10.6 Consequences of Expiration or Termination. All of the following effects of expiration or termination, as applicable, are in addition to the other rights and remedies that may be available to the Parties at law or in equity.

10.6.1 Consequences of Expiration of the Term. Upon expiration of the Term, as determined on a country-by-country basis, Gilead shall have an exclusive, fully-paid, royalty-free, perpetual right and license, with the right to grant sublicenses, under all Licensed Intellectual Property to use, sell, offer to sell, import, make and have made any Licensed Vaccine and any Licensed Product in the Field and in such country in the Territory.

10.6.2 Consequences of Termination by GlobeImmune Pursuant to Section 10.2.1. In the event of a termination by GlobeImmune pursuant to Section 10.2.1 (Material Breach), [*], then, solely with respect to the Licensed Product(s) in the country(ies) for which this Agreement has terminated as provided in Section 10.2.3, and as GlobeImmune’s sole remedy therefor:

(a) notwithstanding anything to the contrary in this Agreement, the licenses granted to Gilead under this Agreement with respect to such Licensed Product(s) in such country(ies) shall terminate and such Licensed Product(s) shall be deemed Terminated Products hereunder;

(b) all payment obligations under this Agreement with respect to such Terminated Product(s) in such country(ies) shall terminate, other than those that are accrued and unpaid as of the effective date of such termination;

(c) Upon GlobeImmune’s request, Gilead shall negotiate in good faith with GlobeImmune with respect to GlobeImmune obtaining an exclusive (as to such Terminated Product(s) in such country(ies)), royalty-bearing license under any Patents, Know-How or Data Developed under this Agreement to the extent such Patents, Know-How or Data (i) are directly and solely related to such Terminated Product(s) in such country(ies), and (ii) that Gilead actually uses and are necessary to Develop or Commercialize such Terminated Product(s) in such country(ies);

(d) [*];

(e) As soon as reasonably practical after the Parties have agreed to the terms of the license referenced in subsection (c) above, Gilead will provide to GlobeImmune, to the extent permitted under any applicable Third Party agreement and to the extent Controlled by Gilead, copies of (i) any information, materials, and Data, including copies of all clinical study Data and results, and all other information and the like developed by or for the benefit of Gilead, directly and solely relating to such Terminated Product(s) in the applicable country(ies), and (ii)

44.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

other documents to the extent directly and solely related to such Terminated Product(s) in the applicable country(ies) that are necessary for the continued Development and Commercialization of such Terminated Product(s) in the applicable country(ies) (including material documents and agreements relating to the sourcing and manufacture of such Terminated Product(s) in such country(ies) or, to the extent the First Commercial Sale of such product has occurred, for sale, promotion, distribution, sale or use of such product). Gilead will use Commercially Reasonable Efforts to assist GlobeImmune in providing a smooth transfer of such material information, materials, Data, and documents;

(f) Gilead shall assign to GlobeImmune any and all Regulatory Filings Controlled by Gilead that are directly and solely related to such Terminated Product(s) in the applicable country(ies), including, without limitation, any and all INDs and BLAs; and

(g) if Gilead, its Affiliates or Sublicensees [*], subject to the obligation of Gilead to pay GlobeImmune any and all payments with respect to the sales of such Terminated Product as provided in this Agreement.

For clarification, if, as a result of termination by GlobeImmune pursuant to Section 10.2.1 (other than termination for material breach by Gilead of Section 4.2.8), termination has occurred with respect to every Licensed Product, then this Agreement shall terminate in its entirety and, to the extent not otherwise provided in this Section 10.6.2, the terms of Section 10.6.4 shall apply.

10.6.3 Consequences of Termination by Gilead Pursuant to 10.2.1 or 10.4. In the event of termination by Gilead of this Agreement pursuant to Section 10.2.1 (Material Breach) or pursuant to Section 10.4 (Insolvency):

(a) the licenses granted by GlobeImmune to Gilead pursuant to Section 2.1 shall continue in full force in perpetuity and all unpaid Milestones and all royalty rates with respect to all Licensed Products shall each be [*], in each case, as of the date of such termination; [*], in each case, as of the date of such termination;

(b) GlobeImmune shall promptly either, at Gilead’s election, return to Gilead or destroy, at no cost to Gilead, all Gilead Confidential Information, materials, and other Data and information transferred by Gilead to GlobeImmune;

(c) all GlobeImmune activities under the Collaboration Development Plan shall terminate and, in the event the GlobeImmune Clinical Trial is ongoing, GlobeImmune shall, at its cost and expense, promptly wind down such Clinical Trial and all activities associated therewith in accordance with applicable Laws and the Collaboration Development Plan; provided, that, upon Gilead’s written request (delivered to GlobeImmune together with any notice of termination provided under this Section 10.6.3), conduct of any such activities and Clinical Trial will be transferred to Gilead at GlobeImmune’s cost and expense; and

(d) Gilead shall have the right to pursue any other remedies available at law or at equity.

45.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

10.6.4 Consequences of Termination by GlobeImmune pursuant to (i) Section 10.2.1 [*]

10.7 Survival. The following provisions shall survive termination or expiration of this Agreement in its entirety, as well as any other provision which by its terms or by the context thereof, is intended to survive such termination: Articles 1, 5 (to the extent payments due thereunder remain unpaid at termination or expiration and reporting obligations or audit rights thereunder survive in accordance with Sections 5.6, 5.8, and 5.9), 8 (for the period set forth in Section 8.1), 9, 11, and 12 and Sections 2.2.2 (unless this Agreement is terminated by Gilead pursuant to Section 10.2.1 or 10.4), 2.3.2, 2.3.3 (unless this Agreement is terminated by GlobeImmune pursuant to Section 10.6.2, solely with respect to the Licensed Products deemed Terminated Products, or Section 10.6.4) 2.3.4, 2.3.5, 2.5, 4.5 (for the period set forth therein), 6.4, 6.5, 7.1, 7.2 (solely with respect to Joint Patents), 7.3 (solely with respect to Joint Patents), 10.6 (as applicable), and 10.7. In addition to the foregoing, and in addition to the provisions identified in Section 10.6.3 and as surviving (in some cases in a modified form) in the event that Gilead shall terminate this Agreement under Section 10.2.1 (for material breach by GlobeImmune) or 10.4 (GlobeImmune insolvency), with the effect set forth in Section 10.6.3, then Sections 2.1, 7.2 through 7.6 shall also survive such termination. Termination or expiration of this Agreement shall not relieve the Parties of any liability or obligation which accrued hereunder prior to the effective date of such termination or expiration nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, subject to Article 11, with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation. All other rights, licenses and obligations shall terminate upon expiration of this Agreement.

11. DISPUTE RESOLUTION

11.1 Exclusive Dispute Resolution Mechanism. The Parties agree that the procedures set forth in this Article 11 shall be the exclusive mechanism for resolving any dispute, controversy, or claim (collectively, “Disputes”) between the Parties that may arise from time to time pursuant to this Agreement relating to any Party’s rights and/or obligations hereunder that cannot be resolved through good faith negotiation between the Parties.

11.2 Resolution by Executive Officers. Except as otherwise provided in this Agreement, in the event of any dispute between the Parties in connection with this Agreement, the construction hereof, or the rights, duties or liabilities of either Party hereunder, the Parties shall first attempt in good faith to resolve such dispute by referral to the Alliance Managers for negotiation and consultation between themselves. In the event that such dispute is not resolved on an informal basis within [*], either Party may, by written notice to the other Party, refer the dispute to the executive officers designated by the Parties for attempted resolution. Such officers, or their designees, shall attempt in good faith to promptly resolve such dispute within [*]. In the event that any matter is not resolved under the foregoing provisions, each Party may, at its sole discretion, seek resolution of such matter in accordance with Section 11.3.

46.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

11.3 Submission to Court for Resolution. Subject to Section 11.2, the Parties hereby irrevocably and unconditionally consent to the exclusive jurisdiction of the courts located in New York State for any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement, and agree not to commence any action, suit or proceeding (other than appeals therefrom) related thereto except in such courts. The Parties irrevocably and unconditionally waive their right to a jury trial. The Parties further hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding (other than appeals therefrom) arising out of or relating to this Agreement in the courts of New York State, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each Party further agrees that service of any process, summons, notice or document by registered mail to its address set forth in Section 12.2 shall be effective service of process for any action, suit or proceeding brought against it under this Agreement in any such court.

12. MISCELLANEOUS

12.1 Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable, the provision shall be considered severed from this Agreement and shall not serve to invalidate any remaining provisions hereof. The Parties shall make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

12.2 Notices. Any notice required or permitted to be given by this Agreement shall be in writing and shall be (a) delivered by hand or by overnight courier with tracking capabilities, (b) mailed postage prepaid by first class, registered or certified mail, or (c) delivered by facsimile followed by delivery via either of the methods set forth in Sections 12.2(a) or (b), in each case, addressed as set forth below unless changed by notice so given:

If to Gilead:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404 U.S.A.

Attention: SVP Corporate Development

Facsimile: 650-522-6261

With a copy to:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404 U.S.A.

Attention: SVP and General Counsel

Facsimile: (650) 522-5771

47.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

If to GlobeImmune:

GlobeImmune, Inc.

1450 Infinite Drive

Louisville, Colorado 80027 U.S.A.

Attention: Chief Executive Officer

Facsimile: (303) 625-2810

Any such notice shall be deemed given on the date received. A Party may add, delete, or change the person or address to which notices should be sent at any time upon written notice delivered to the Party’s notices in accordance with this Section 12.2.

12.3 Force Majeure. Except for the payment of money, neither Party shall be liable for delay or failure in the performance of any of its obligations hereunder if such delay or failure is due to causes beyond its reasonable control, including acts of God, fires, earthquakes, acts of war, terrorism, or civil unrest (“Force Majeure “); provided, however, that the affected Party promptly notifies the other Party and further provided that the affected Party shall use its Commercially Reasonable Efforts to avoid or remove such causes of non-performance and to mitigate the effect of such occurrence, and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the Parties shall negotiate in good faith any modifications of the terms of this Agreement that may be necessary or appropriate in order to arrive at an equitable solution.

12.4 Assignment. Neither Party may, without the consent of the other Party, assign or transfer any of its rights and obligations hereunder; provided that no such consent is required for an assignment or transfer to an Affiliate of such Party or to a successor in interest to such Party by reason of merger or consolidation or sale of all or substantially all of the assets of such Party relating to the subject matter of this Agreement; provided further that (a) with respect to an assignment to a successor in interest, such assignment includes all rights and obligations under this Agreement, (b) such successor in interest or Affiliate shall have agreed as of such assignment or transfer to be bound by the terms of this Agreement in a writing provided to the non-assigning Party, and (c) where this Agreement is assigned or transferred to an Affiliate, the assigning Party remains responsible for the performance of this Agreement. Subject to the foregoing, this Agreement shall inure to the benefit of and be binding on the Parties’ successors and assigns. Any assignment or transfer in violation of the foregoing shall be null and void and wholly invalid, the assignee or transferee in any such assignment or transfer shall acquire no rights whatsoever, and the non-assigning, non-transferring Party shall not recognize, nor shall it be required to recognize, such assignment or transfer.

12.5 Waivers and Modifications. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed to be a waiver of such obligation. Waiver of any breach of any provision hereof shall not be deemed to be a waiver of any other breach of such provision or any other provision on such occasion or any succeeding occasion. No waiver, modification, release or amendment of any obligation under or provision of this Agreement shall be valid or effective unless in writing and signed by both Parties.

48.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

12.6 Choice of Law. This Agreement shall be governed by, enforced, and shall be construed in accordance with the Laws of the State of New York without regard to any conflicts of law provision that would result in the application of the Laws of any State other than the State of New York.

12.7 Relationship of the Parties. Each Party is an independent contractor under this Agreement. Nothing contained herein is intended or is to be construed so as to constitute GlobeImmune and Gilead as partners, agents or joint venturers. Neither Party shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other Party or to bind the other Party to any contract, agreement or undertaking with any Third Party. There are no express or implied third party beneficiaries hereunder.

12.8 Entire Agreement. This Agreement, together with the attached exhibits and schedules, constitutes the entire agreement between the Parties as to the subject matter of this Agreement, and supersedes and merges all prior and contemporaneous negotiations, representations, agreements and understandings regarding the same.

12.9 Counterparts. This Agreement may be executed in counter-parts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

12.10 Interpretation. Each of the Parties acknowledges and agrees that this Agreement has been diligently reviewed by and negotiated by and between them, that in such negotiations each of them has been represented by competent counsel and that the final agreement contained herein, including the language whereby it has been expressed, represents the joint efforts of the Parties and their counsel. Accordingly, in interpreting this Agreement or any provision hereof, no presumption shall apply against any Party as being responsible for the wording or drafting of this Agreement or any such provision, and ambiguities, if any, in this Agreement shall not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision.

12.10.1 The definitions of the terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall.” The word “any” shall mean “any and all” unless otherwise clearly indicated by context. The word “including” will be construed as “including without limitation.” The word “or” is disjunctive but not necessarily exclusive.

12.10.2 Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (b) any reference to any Laws herein shall be construed as referring to such Laws as from time to time enacted, repealed or amended, (c) any reference herein to any Person shall be construed to include the Person’s successors and

49.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

assigns, and (d) all references herein to Articles, Sections or Exhibits, unless otherwise specifically provided, shall be construed to refer to Articles, Sections and Exhibits of this Agreement.

12.10.3 Headings and captions are for convenience only and are not be used in the interpretation of this Agreement.

[SIGNATURE PAGE FOLLOWS]

50.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the Parties have caused this License and Collaboration Agreement to be executed by their respective duly authorized officers as of the Effective Date.

GLOBEIMMUNE, INC.		GILEAD SCIENCES, INC.

By:	/s/ Timothy C. Rodell, M.D.	By:	/s/ John F. Milligan

Name:	Timothy C. Rodell, M.D.	Name:	John F. Milligan

Title:	President & Chief Executive Officer	Title:	President and COO

[Signature Page to License and Collaboration Agreement]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A

GlobeImmune Licensed Patent(s)

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit A-1

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit B

Platform Patents

[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit C

Collaboration Development Plan

[*]

Research Plan Appendix 1: [*]

Research Plan Appendix 2: [*]

Research Plan Appendix 2 (con’t): [*]

Research Plan Appendix 2 (con’t): [*]

Research Plan Appendix 2 (con’t): [*]

Research Plan Appendix 2 (con’t): [*]

Research Plan Appendix 2 (con’t): [*]

Research Plan Appendix 3: [*]

Research Plan Appendix 4: [*]

Research Plan Appendix 4 (con’t): [*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit D

Supply Terms

1.	From the Effective Date until the effective date of the Supply Agreement, the terms of the Agreement (including, without limitation, Sections 4.1.5, 4.1.6, and 4.4) and this Exhibit D shall govern the manufacture and supply of Licensed Vaccines and Licensed Products; provided, however, that in the event of a conflict between this Exhibit D and the Agreement, the terms of the Agreement shall apply. The Parties shall use good faith efforts to enter into the Supply Agreement prior to the completion of the GlobeImmune Clinical Trial.

2.	Subject to Sections 4.1.5, 4.1.6 and 4.4 of the Agreement, during the Research Term, GlobeImmune shall manufacture and supply to Gilead all of the requirements of any and all Licensed Vaccines and Licensed Products required for Development purposes in accordance with the Collaboration Development Plan (and the timelines set forth therein) and GlobeImmune Development Budget. GlobeImmune shall supply labeled vials for the GlobeImmune Clinical Trial. Unless otherwise agreed by the Parties, GlobeImmune shall provide britestock vials for [*]. Gilead shall pay GlobeImmune the Manufacturing Costs for such Licensed Vaccines and Licensed Product, which, during the period of the Research Term shall not exceed [*]. [*]. In the event Gilead requests that GlobeImmune perform stability testing for any Licensed Vaccines or Licensed Products supplied by GlobeImmune under this Agreement, Gilead shall reimburse GlobeImmune for its reasonable, actual and documented costs and expenses incurred thereto.

3.	Subject to Sections 4.1.5, 4.1.6 and 4.4 of the Agreement, commencing with the Gilead Term, GlobeImmune shall manufacture and supply to Gilead and Gilead will purchase from GlobeImmune britestock vials of Licensed Vaccines and Licensed Products in such full batch sized quantities and at such times as are specified in the purchase orders placed by Gilead as follows:

a.	With respect to clinical supply of Licensed Vaccines and Licensed Products for the Gilead Term, [*] prior to the anticipated delivery date of the first order of such Licensed Vaccines and Licensed Products and thereafter until the Parties have entered into the Supply Agreement, Gilead shall provide to GlobeImmune a four-quarter rolling forecast of the quantity of Licensed Vaccines and Licensed Products that Gilead expects to require during such twelve month period. Such forecast shall be provided by Gilead no later than the [*] of each Calendar Quarter. [*].

b.	GlobeImmune shall manufacture and supply to Gilead and Gilead will purchase from GlobeImmune, the Licensed Vaccines and Licensed Products in such full batch-sized quantities and at such times as are specified in the purchase orders placed by Gilead. Such purchase orders shall be placed [*] prior to the requested delivery date of such Licensed Vaccines or Licensed Products and shall be consistent with the binding portion of the forecast. Pricing for Licensed Vaccines and Licensed Products for clinical supply [*].

4.	With respect to commercial supply of Licensed Vaccines and Licensed Products, the Supply Agreement shall provide for forecasting of Gilead’s commercial supply requirements of Licensed Vaccines and Licensed Products, which shall commence reasonably prior to Regulatory Approval of a Licensed Product. Pricing for Licensed Vaccines and Licensed Products for commercial supply [*].

5.	Gilead shall be responsible for establishing the specifications (the “Specifications”) and approving the master batch record, including the necessary documentation, certificates of analysis and test results, for the Licensed Vaccines and Licensed Products; provided, however, that if the Specifications requested by Gilead are mutually determined by the Parties not to be technically feasible on a consistent basis (excluding any failure arising out of GlobeImmune’s negligence or intentional misconduct), then the Parties shall promptly meet to discuss the reasons for such technical difficulties and use good faith efforts to reach a mutually agreeable solution, which may include compensation for certain failed lots or revisions to the proposed Specifications (excluding any failure arising out of GlobeImmune’s negligence or intentional misconduct). If (a) Gilead requests a change to the Specifications or master batch record which change results in a material change to the Tarmogen manufacturing process then in effect, and (b) such material change to the Tarmogen manufacturing process would be solely applicable to the manufacture of the Licensed Vaccine(s) and/or Licensed Product(s), then the Parties shall agree on the amount to be reimbursed by Gilead for GlobeImmune costs and expenses incurred in implementing such change. The Parties shall mutually agree on the required target shelf-life for Licensed Vaccines and Licensed Products delivered to Gilead. Unless otherwise agreed, GlobeImmune shall supply all equipment necessary for GlobeImmune to manufacture the Licensed Vaccines and Licensed Products and all materials to be used by GlobeImmune in the manufacture of the Licensed Vaccines and Licensed Products (in accordance with the relevant approved raw material specifications).

6.	In the event of an actual or anticipated shortage of supply of Licensed Vaccines or Licensed Product, GlobeImmune shall promptly notify Gilead, and GlobeImmune will use Commercially Reasonable Efforts to resolve all failure to supply issues as promptly as possible in consultation with Gilead.

7.	Subject to Section 4.4 of the Agreement, [*].

8.

GlobeImmune represents and warrants that all Licensed Vaccines and Licensed Products supplied to Gilead will, at the time of delivery to Gilead, will conform to and have been manufactured in accordance with the Specifications then in effect, the master batch record, and Laws, including, without limitation, GCP, GLP and/or GMP, as applicable. GlobeImmune will be solely responsible for all costs and expenses caused by failed batches or nonconforming product, including batches or products which fail to meet the requirements of the previous sentence as a result of the negligence or intentional misconduct of any GlobeImmune employee, to the extent the cause of such failure or nonconformance arose or existed prior to the delivery of the applicable product to Gilead. In the event of any such failure or nonconformance, GlobeImmune will replace any such batch or nonconforming product or refund amounts paid by Gilead in connection therewith, at Gilead’s election. In the event of a dispute as to the conformance or non-conformance of product, a representative sample of such product will be submitted to an independent cGMP laboratory, mutually agreed upon by the Parties, for final determination of conformance or non-conformance. The determination by such laboratory will be final and binding and the fees and expenses of such laboratory incurred in making such determination will be borne by the party against whom the determination is made.

9.	GlobeImmune shall arrange for Gilead’s representatives to audit or accompany GlobeImmune’s representatives on technical visits to, and audits of, Gilead-approved current Third Party contract manufacturers of the Licensed Vaccines or a Licensed Product. GlobeImmune will secure Gilead such permission in its agreements with future Third Party contract manufacturers prior to entering into such agreements.

10.	In addition to more detailed terms regarding the matters specified above in this Exhibit D, the Supply Agreement shall contain other customary supply agreement provisions, including indemnification provisions appropriate for a Supply Agreement. Furthermore, GlobeImmune and Gilead will enter into a Quality Agreement with respect to the Licensed Product governing, among other things, quality assurance requirements, documentation and procedures, and similar matters.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit E

GlobeImmune Development Budget

I.	[*]

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit F

Press Release

Gilead Contacts:	GlobeImmune Contacts:
Susan Hubbard, Investors	David Apelian, MD, PhD, MBA
(650) 522-5715	Chief Medical Officer
(303) 625-2820

Cara Miller, Media	Matt Middleman, Media
(650) 522-1616	Russo Partners
(917) 734-0324

For Immediate Release

GILEAD AND GLOBEIMMUNE ANNOUNCE LICENSE AND COLLABORATION

AGREEMENT TO DEVELOP THERAPEUTIC VACCINE PRODUCTS FOR TREATMENT

OF CHRONIC HEPATITIS B INFECTION

Foster City, CA and Louisville, CO – October 24, 2011 – Gilead Sciences, Inc. (Nasdaq: GILD) and GlobeImmune, Inc. today announced that the companies have entered into an exclusive worldwide license and collaboration agreement for the development and commercialization of therapeutic vaccine products for use in conjunction with Viread® (tenofovir disoproxil fumarate) and other oral therapies for the treatment of chronic hepatitis B virus (HBV) infection.

Under the terms of the agreement, Gilead will pay GlobeImmune an upfront payment and provide support for GlobeImmune’s continued development of its HBV therapeutic vaccine program through Phase 1a clinical trials. Gilead can assume full responsibility for clinical development following Phase 1a. GlobeImmune also could receive additional payments based upon achievement of certain development milestones, as well as royalties on future potential net sales.

The goal of the research collaboration is to create and develop therapeutic vaccine products that have specific HBV DNA antigens cloned into S. cerevisiae (a species of yeast). The companies anticipate that the combination of a therapeutic vaccine with oral suppressive antiviral therapy could help increase surface antigen (HBsAg) loss with seroconversion – a marker of the resolution of chronic HBV infection.

“This collaboration is a significant milestone in GlobeImmune’s efforts to advance therapies for major unmet medical needs,” said David Apelian, MD, PhD, Senior Vice President Research & Development and Chief Medical Officer at GlobeImmune. “Based on the proof-of concept studies in hepatitis C infection, we believe that the combination of GlobeImmune’s Tarmogen immunotherapy products with oral suppressive antiviral therapy will help eliminate the cells harboring the hepatitis B virus, thus increasing seroconversion within a finite period.”

“Finite therapy remains a significant unmet need for patients with chronic hepatitis B,” said Norbert W. Bischofberger, PhD, Gilead’s Executive Vice President, Research and Development and Chief Scientific Officer. “We are hopeful that this approach will allow us to explore whether adaptive immunomodulatory approaches to HBV will help us improve HBsAg seroconversion, thereby eliminating the need for life-long daily therapy.”

About GlobeImmune

GlobeImmune, Inc. is a private company developing therapeutic vaccines called Tarmogen® products for the treatment of cancer and infectious diseases. Tarmogens stimulate the natural production of T cells that are capable of locating and eliminating cancer cells and virally-infected cells. GlobeImmune has raised over $160 million to date in support of its programs. For additional information, please visit the company’s website at www.globeimmune.com.

About Gilead Sciences

Gilead Sciences is a biopharmaceutical company that discovers, develops and commercializes innovative therapeutics in areas of unmet medical need. The company’s mission is to advance the care of patients suffering from life-threatening diseases worldwide. Headquartered in Foster City, California, Gilead has operations in North America, Europe and Asia Pacific. For more information on Gilead, please visit www.gilead.com.

Gilead Forward-Looking Statement

This press release includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks, uncertainties and other factors, including risks related to the development and commercialization of therapeutic vaccines for the treatment of chronic HBV infection. Further, there are risks related to clinical trials of therapeutic vaccines under the collaboration, including the ability to enroll sufficient patients, the possibility of unfavorable results, the need to modify or delay the studies or to perform additional trials and the risk of failing to obtain approvals from the regulatory authorities. As a result, therapeutic vaccines under the collaboration may never be successfully commercialized. In addition, Gilead and GlobeImmune may make a strategic decision to terminate the collaboration or discontinue development of certain therapeutic vaccines under the collaboration. These risks, uncertainties and other factors could cause actual results to differ materially from those referred to in the forward-looking statements. The reader is cautioned not to rely on these forward-looking statements. These and other risks are described in detail in Gilead’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, as filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information currently available to Gilead, and Gilead assumes no obligation to update any such forward-looking statements.

# # #

Viread is a registered trademark of Gilead Sciences, Inc.

Tarmogen is a registered trademark of GlobeImmune, Inc.

[*] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule A

Third Party Agreement(s)

[*]

Schedule A-1

Approved Subcontractors/Description of Services

[*]

October 24, 2011	Page 1

Schedule B

Third Party License Agreement(s)

[*]

Schedule C

Schedule of Exceptions

[*]